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                                                            Exhibit 10.6.1





                               AGREEMENT OF LEASE

                              DATED APRIL 12, 1991

                                 BY AND BETWEEN


                           CORPORATE WOODS ASSOCIATES

                                    LANDLORD

                                       AND

                           GORDON S. BLACK CORPORATION

                                     TENANT



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                                TABLE OF CONTENTS


Section   1  Commencement of Term..............................................1

Section   2  Use...............................................................2

Section   3  Rent..............................................................3

Section   4  Leasehold Improvements............................................6

Section   5  Services..........................................................8

Section   6  Waiver of Certain Claims.........................................11

Section   7  Insurance........................................................12

Section   8  Holding Over.....................................................13

Section   9  Assignment and Subletting........................................13

Section  10  Condition of Premises............................................16

Section  11  Use of Premises..................................................17

Section  12  Repairs..........................................................20

Section  l3  Destruction Of Premises..........................................21

Section  14  Condemnation.....................................................22

Section  15  Certain Rights Reserved to Landlord..............................23

Section  16  Landlord's Remedies..............................................24

Section  17  Late Charge......................................................26

Section  l8  Subordination of Lease...........................................26

Section  19  Notices and Consent..............................................27

Section  20  No Estate in Land................................................28

Section  21  Invalidity of Particular Provisions..............................28

Section  22  Waiver of Trial by Jury..........................................28

Section  23  Miscellaneous Taxes..............................................28

Section  24  Brokerage........................................................29

Section  25  Force Majeure....................................................29

Section  26  Parking..........................................................29


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Section  27  Repetitive Defaults..............................................29

Section  28  Directory and Signage............................................30

Section  29  Entrance and Exit to Property....................................30

Section  30  Special Stipulations.............................................30

Section  31  Quiet Enjoyment..................................................31

Section  32  Estoppel Certificate by Tenant...................................31

Section  33  Rent Deposit.....................................................32

Section  34  Substitute Premises..............................................32

Section  35  Financial Statemetns.............................................32

Section  36  Extension of Term................................................32

Section  37  Use of Conference Facility.......................................33

Section  38  Right of First Offer.............................................33

Section  39  Moving Allowance.................................................34

Section  40  Exhibits.........................................................39



EXHIBITS

A  Legal Description of Premises, Floor Plans and Site Plan...................36

B  Building Standard Work.....................................................44

C  Cleaning Schedule..........................................................49

D  Right of First Offer Floor Plan............................................51






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                                        1


                               AGREEMENT OF LEASE

         THIS AGREEMENT OF LEASE, dated April 12, 1991 is entered into by and between CORPORATE WOODS ASSOCIATES, a partnership organized under the laws of the State of New York having its principal place of business at 120 Corporate Woods, Suite 100, Rochester, New York 14623 (the "Landlord"), and GORDON S. BLACK CORPORATION, a New York corporation with an office at 1661 Penfield Road, Rochester, New York (the "Tenant").

                                   WITNESSETH:

         Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord, that certain space consisting of approximately 26,080 square feet (the "Total Usable Area") located on a portion of the first and all of the second floors (the "Premises") of the building (the "Building") Suites 150 and 200, known as Building 135 of Corporate Woods of Brighton, Town of Brighton, County of Monroe, State of New York, with the right to use the subdivided lot (the "Lot") on which the Building is located and the right to use the driveways, parking areas, and all other land to be used in common by all tenants (such driveways, parking areas and other lands collectively referred to as the "Corporate Woods Common Areas"), as more particularly described on the legal description and also more particularly shown on the Floor Plans and Site Plan, attached as Exhibit A hereto for the term, the rent, and subject to the conditions and covenants hereinafter provided. The Building, and the Lot, and all other improvements thereon will sometimes be collectively referred to herein as the "Property". The definition of Total Usable Area shall be adjusted, in the event that Tenant exercises its right to lease RFO Premises, as provided in
Section 38 hereof, to include the total usable area of the RFO Premises. In addition, the definition of Premises shall also be adjusted, in such event, to include the RFO Premises.

1.       COMMENCEMENT OF TERM

                  (a) DATE OF COMMENCEMENT. The term of this Lease shall commence on that date (the "Commencement Date") which is the later of August 15, 1991 or the date on which Landlord has substantially completed with respect to the Premises all leasehold improvements (as defined in Section 4 herein) including any Building Standard Work listed on Exhibit B attached hereto, subject only to punchlist items and non--building standard work, if any, to be performed by Tenant. The term as so commenced shall end at midnight on February 28, 1997. The leasehold improvements, the Building Standard Work and non--building standard work to be performed by Landlord, if any, and improvements to be performed by Tenant, if any, will be collectively referred to herein as the "Work." Notwithstanding the foregoing, Landlord and Tenant agree that if Tenant takes possession of the Premises prior to Landlord's substantial completion of the leasehold improvements, for any purpose other than preparing the Premises for occupancy by Tenant, then the term of this


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                                        2


Lease shall commence on the date Tenant takes such possession of the Premises.

                  (b) PLANS AND SPECIFICATIONS. Tenant, at its expense, shall submit to Landlord, for Landlord's review and approval, working architectural, engineering, electrical and mechanical drawings (the "Plans") and a list or lists of specifications ("Specifications"), if not set forth on such Plans, for the Work to be performed at the Premises by May 1, 1991. Tenant reserves the right, subject to review and approval by Landlord, to supplement, modify or change such Plans and Specifications provided, however, that Tenant shall be solely responsible for any delays or additional costs caused in the substantial completion of the Premises as a result of any such supplementation, modification or change. Landlord shall have a reasonable time within which to perform its review and approve or disapprove any Plans or Specifications, or supplement, modification or change thereof or thereto. Any such approval or disapproval shall be in writing and in the event of a disapproval the reasons therefor shall be stated in writing. Landlord, further agrees not to unreasonably withhold or delay any such approval or disapproval.

                  (c) TENANT DELAYS. If a delay shall occur in the substantial completion of the Premises by Landlord as the result of (i) Tenant's failure to furnish when due the Plans and Specifications for the Work or any additional information requested in connection therewith, (ii) any supplementation, modification or change by Tenant in any air conditioning requirement, Plan, Specification or finish information furnished by Tenant, (iii) any change order by Tenant other than as described in (ii) above, (iv) the completion of any part of the Work by a person, firm or corporation employed by Tenant, (v) installation of Tenant's telephone, word processing, computer and/or other communications systems, (vi) any direction by Tenant that Landlord hold up proceeding for any reason, then for each day, or part thereof, of such delay the Commencement Date of this Lease and Tenant's obligation to pay Rent (as hereinafter defined) shall be accelerated by one day and become one day earlier than provided for in this Lease. If any delay will result from those acts set forth in subsections (ii) through (vi) above, Landlord agrees to give Tenant written notice as to such delay.

                  (d) FORCE MAJEURE DELAYS. Both Landlord's and Tenant's obligations to substantially complete the Premises are expressly qualified by the provision in this Lease on "Force Majeure" contained in Section 25 hereof, and each day of delay caused by an event of Force Majeure shall, at Landlord's election, result in a day's postponement of each date and time limit set forth in this paragraph.

2.       USE

                  The Premises shall be occupied and used by Tenant for any lawful use permitted by the Town of Brighton and for any lawful use indigenous to a corporate market research firm including but not limited to sales, service, research and related uses.


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                                        3



3.       RENT

                  (a) BASE RENT. Tenant shall pay to Landlord as base or fixed rent (the "Base Rent"), in U.S. legal tender, at Landlord's offices at 120 Corporate Woods, Suite 100, Rochester, New York 14623, or as otherwise directed from time to time by Landlord's written notice, the annual sum of THREE HUNDRED NINETY-ONE THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($391,200.00), such Base Rent to be paid in equal monthly payments of THIRTY TWO THOUSAND SIX HUNDRED AND 00/100 DOLLARS ($32,600.00) each promptly on the first day of every calendar month of the term of this Lease and any extension period hereof (except as modified by Section 3(i) herein), if this Lease is extended, and pro rata, in advance, for any partial month, without demand, the same being hereby waived, and without any set--off or deduction whatsoever. A late penalty will be due and owing at the rate prescribed in Section 17 of this Lease upon any Base Rent and Additional Rent (below defined) not paid by the fifth (5th) business day of the calendar month in which due. The definition of Base Rent shall be adjusted in the event that Tenant exercises its right to lease RFO Premises as provided in
Section 38 hereof to include the current per square foot Base Rent, as adjusted, which Tenant is paying to Landlord on the Premises on the date of such exercise, multiplied by the Total Usable Area of the new Premises (including the RFO Premises).

                  (b) ANNUAL INCREASE IN BASE RENT. The base rent beginning on the first day of the second "Lease Year" (below defined) and continuing on the first day of each Lease Year thereafter (the "Adjustment Date") shall be subject to an annual increase of three percent (3%) above the Base Rent for the previous year and such annual increase shall be added to, and become part of, the Base Rent for the Lease Year commencing on such Adjustment Date and for each Lease Year thereafter. As used herein, the term "Lease Year" shall mean each consecutive twelve month period during the term of this Lease so that the first Lease Year shall begin on the first day of the first month following the Commencement Date of this Lease (unless the Commencement Date falls on the first day of the month in which case, the Commencement Date shall be the measuring date for each Lease Year), the second Lease Year shall begin on the first anniversary date of such first day of the first month following the Commencement Date (or the Commencement Date, as the case may be) and so on throughout the term of this Lease.

                  (c) REAL PROPERTY TAXES. Tenant shall pay to Landlord each year, as Additional Rent, a sum equal to the amount by which the real estate taxes and other assessments (collectively the "Real Property Taxes" as below defined) allocable to and levied against the Premises during such year exceed the sum of FORTY-ONE THOUSAND SEVEN HUNDRED TWENTY-EIGHT AND 00/100 DOLLARS ($41,728.00). The amount so allocable to and levied against the Premises will be the sum obtained by multiplying


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                                        4



Tenant's "Pro Rata Share" (below defined) by the Real Property Taxes levied against the Building and Lot.

                  For purposes of this Lease, Real Property Taxes shall be defined as follows: (i) All real estate taxes, including but not limited to town, county and school taxes payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, including any extension period hereof, but exclusive of penalties on the Property, (ii) any taxes which shall be levied in lieu of the taxes described in (i) above or which shall be levied on the gross rentals of the Property but excluding all income taxes of Landlord,
(iii) pure waters charges (part based upon assessment and part upon the water consumption by other tenants and users in Corporate Woods), sewer district charges, lighting charges, fire district charges and other charges and any assessments (special or otherwise) made against the Property which shall be required to be paid during the calendar year or fiscal year in respect to which they are being determined, (iv) any water and water pollution charges, (v) and any other governmental real estate taxes, levies, impositions or charges of a similar or dissimilar nature, whether general, special ordinary, extraordinary, foreseen or unforeseen which may be assessed, levied or imposed upon all or any part of the Property, and (vi) the reasonable expense (with Tenant's share not to exceed $5,000 per contest), of contesting the amount or validity of any such taxes, charges or assessments, such expense (including reasonable attorneys fees) to be applicable to the period of the item contested.

                  If, after January 1, 1994, the real property tax assessment for the Building exceeds the amount of such real property tax assessment for the immediately prior Lease Year by fifteen percent (15%) or more, Tenant shall have the right to require Landlord to contest the increase in such assessment through a tax certiorari or other appropriate proceeding. Tenant shall, at the request of Landlord, join in and cooperate fully with Landlord in any such proceedings. Landlord and Tenant shall each pay fifty percent of all costs and expenses, including counsel fees, in connection with such proceedings. In addition, Tenant shall have the right to approve of the counsel Landlord selects to contest such real property tax assessment, such approval not to be unreasonably withheld or delayed. The costs and expenses of any such contest brought pursuant to this paragraph shall not be considered Real Property Taxes under the preceding paragraph. Tenant's obligation to pay Real Property Taxes pursuant to Section 3 of this Lease shall continue during any such contest pursuant to this paragraph.

                  (d) TENANT'S SHARE OF REAL PROPERTY TAXES. For purposes hereof, Tenant's "Share of Real Property Taxes" shall be that product obtained by multiplying the amount of the Real Property Taxes against the Building and Lot by a fraction, the numerator of which shall be the number of square feet of Total Usable Area of the Premises and the denominator of which shall be the total number of square feet of Total Usable Area of the Building excluding the lobby, elevator shafts, mechanical space, boiler room and other areas of the Building

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                                        5



constituting space in the Building not specifically leased to and occupied by a specific tenant. Landlord and Tenant agree that Tenant's pro rata share ("Pro Rata Share") for these purposes shall be 43.47%. The Pro Rata Share shall be adjusted in accordance with the above formula in the event that Tenant exercises its right to lease RFO Premises as provided in Section 38 hereof.

                  (e) ESTIMATES. In order to provide for current payments of Real Property Taxes Tenant agrees to pay, as Additional Rent, Tenant's Share of Real Property Taxes in accordance with a reasonable estimate by Landlord as prepared from time to time, such estimated amount to be paid in twelve (12) monthly installments commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of Tenant's Share of Real Property Taxes. If, as finally determined, Tenant's Share of Real Property Taxes shall be greater than or be less than the aggregate of all estimated installments thereof paid by Tenant on account to Landlord for such twelve (12) month period, then Tenant shall pay to Landlord the amount of such underpayment, or Landlord shall promptly refund to Tenant the amount of such overpayment, as case may be. The obligation of Tenant with respect to the payment of such Real Property Taxes accrued during the term of this Lease, or any extension period hereof if this Lease is extended, shall survive the expiration or earlier termination of this Lease. Any payment or refund made pursuant to this Subsection (e) shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any item(s) as billed pursuant to the provisions hereof so long as Tenant continues to pay the amount as so estimated and billed.

                  Landlord covenants and agrees that Landlord will provide Tenant within thirty (30) days after written request, with copies of any bill upon which any Real Property Taxes are based together with the calculation used by Landlord in determining Tenant's Pro Rata Share thereof.

                  (f) AGREEMENT TO PAY. Tenant does hereby covenant and agree to pay promptly the amounts computed pursuant to this Section 3 and otherwise herein as additional rent ("Additional Rent") as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever.

                  (g) COSTS AND EXPENSES DEEMED RENT. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent and, in the event of non-payment thereof, Landlord shall have all the rights and remedies herein provided for in case of non--payment of Rent (below defined).

                  (h) RENT. The Base Rent together with the Additional Rent described in this Section 3 will be collectively referred to herein as Rent.

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                                        6



                  (i) WAIVER OF BASE RENT. Except for any portion of the lease term between the Commencement Date and the beginning of the first Lease Year, for which Tenant shall pay any Base Rent adjusted on a per diem basis, Landlord hereby waives monthly installment payments of Base Rent from the start of the first Lease Year only until the first day of the fifth month after the start of the first Lease Year, except that for each day of delay of the start of the first Lease Year caused by Tenant Delays, as defined in Section 1(c) of this Lease, such waiver period shall be reduced by one day and Tenant's obligation to pay Rent shall be accelerated by one day. Notwithstanding such waiver, all other terms and conditions of this Lease shall be in full force and effect as of the Commencement Date and Tenant shall pay all Additional Rent and other charges incurred or accrued from the Commencement Date of this Lease. This subparagraph
(i) shall not apply with respect to the RFO Premises in the event that Tenant exercises its right to lease RFO Premises as provided in Section 38 hereof.

4.       LEASEHOLD IMPROVEMENTS

                  Except as otherwise provided herein, Landlord covenants and agrees to provide certain leasehold improvements at the Premises for occupancy by Tenant, at Tenant's expense, in accordance with the Plans and Specifications and finish schedules (collectively the "Leasehold Improvements"). Landlord agrees to provide Tenant an allowance ("Landlord's Allowance") for the Leasehold Improvements (except as otherwise set forth herein) which Landlord's Allowance shall not exceed $19.00 per square feet of the Premises or $495,520.00. The quality of all Leasehold Improvements shall equal or exceed the standards set forth as Building Standard Work on Exhibit B attached hereto ("Building Standard Work") and such Building Standard Work shall serve as the minimum standards for such Leasehold Improvements. It is understood, however, that such Building Standard Work as set forth on Exhibit B is intended to set forth only the guidelines for minimum quality but that the ratios and square footage allocations set forth therein are not intended to be binding on Landlord in providing such Leasehold Improvements. In the event that the cost of the Leasehold Improvements does not equal the amount of Landlord's Allowance set forth herein, Tenant shall not be entitled to any credit, offset or deduction for any such surplus, it being understood that any such amount shall belong to Landlord. If the total cost of the Leasehold Improvements exceeds Landlord's Allowance as above stated, Tenant shall, upon receipt of Landlord's notice and invoice, reimburse Landlord in full for the excess cost differential within thirty (30) days of receipt thereof.

                  Landlord's Allowance shall not be used for art work, office equipment, trade fixtures (including but not limited to audio visual equipment), telephone systems, interior plant landscape, movable furniture and furniture partition systems or movable telephone work stations. The foregoing items shall be installed by Tenant at its cost and expense. Landlord shall install any telephone work stations set forth in the Plans and Specifications which are permanently affixed to

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                                        7



the Building and Landlord's Allowance may be used for such permanent telephone work stations.

                  In addition, except as set forth in subparagraph (g) below, Landlord's Allowance shall not be used for the removal of three corridors surrounding the atrium on the second floor of the Building (including the removal of any carpeting, wallpaper and ceiling lights and all ceilings, floors and walls in these corridors), nor for the removal of a corridor located on the west side of the second floor of the Building (which west side corridor provides passage to and from the bathrooms and the west end stair well). The foregoing corridors and related materials may be removed by Tenant at its cost and expense.

                  Landlord shall prepare a Leasehold Improvement analysis, detailing a cost breakdown for each item outlined on the Plans and Specifications, including unit pricing, and give Tenant a copy of such analysis. With respect to carpeting and wallpaper in the Premises, Tenant shall have the ability to direct Landlord to purchase carpeting and wallpaper, through Tenant's suppliers, if Tenant satisfactorily demonstrates to Landlord that Landlord's pricing is not as competitive as that of Tenant's suppliers.

                  Tenant covenants and agrees that upon expiration of the term of this Lease, including any extension thereof, Tenant, at the election of Landlord, will remove all tenant improvements other than those which are part of the Work, and return the Premises to Landlord in the same condition as of the Commencement Date, except for reasonable wear and tear and occurrences pursuant to Sections 13 and 14 hereof. Landlord agrees to exercise such election by notifying Tenant in writing 90 days prior to the expiration of this Lease, or any extension terms, if extended.

                  In addition to Landlord's Allowance, the following items shall be provided by Landlord at Landlord's expense and NOT charged against Landlord's
Allowance:

                  (a) DOOR UPGRADES: Landlord agrees to provide Tenant with mahogany upgrades and brass hardware to 52 doors in the Premises. Accordingly, Landlord's Allowance will be utilized to pay for 52 of the oak doors (seven feet high each) with oak frames and usual hardware but Landlord will upgrade those 52 doors to mahogany doors with mahogany frames and brass hardware at no additional charge for such upgrades to Tenant and Landlord's Allowance will not be used for such upgrades. Any doors in excess of the 52 described herein furnished to Tenant shall be charged against Landlord's Allowance at the full cost of such mahogany doors and frames and brass hardware.

                  (b) WINDOW SILLS: Landlord will provide Tenant with mahogany window sills for all exterior windows of the Premises without charge to Tenant and without use of Landlord's Allowance for payment of same.

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                                        8



                  (c) BLINDS: Standard Levolor (or equivalent) window blinds for all exterior windows shall be provided at Landlord's expense and without being charged against Landlord's Allowance.

                  (d) IN-CONCRETE PLUMBING: Landlord will pay for, without deduction from Landlord's Allowance, all in-concrete plumbing necessary on the first floor of the Building (but not on the second floor which shall be at Tenant's expense) to accomodate a garbage disposal and other plumbing needs for Tenant's lunchroom to be located on the first floor of the building. Such in--concrete plumbing, to be paid for by Landlord, shall be limited to one lunchroom location and shall not include plumbing costs incurred for plumbing run outside of the concrete which shall be the cost of Tenant.

                  (e) HVAC HEAT PUMPS: Landlord will pay for, without deduction from Landlord's Allowance, heat pump units to service the Premises according to the guidelines set forth as Building Standard Work in Exhibit B hereto. Such payment by Landlord shall be for the costs of the heat pump units only and any costs for ductwork, wiring, control devices, difusers and the like shall be the responsibility of Tenant. In addition, Landlord shall only pay for so--called "building standard" heat pump units and any non-building standard HVAC units (including any special equipment required in Tenant's computer room) shall be the responsibility of Tenant.

                  (f) REMOVAL OF CORRIDOR: Landlord will pay for, without deduction from Landlord's Allowance, the removal of a corridor, including any carpeting, wallpaper and ceiling lights in the corridor, located on the second floor of the Building, running from the east end stairwell to the atrium opening.

                  (g) REMOVAL OF PART OF ATRIUM WALL: Landlord will pay for, without deduction from Landlord's Allowance, the removal of that separate portion of the atrium wall, contiguous to the reception area, located on the second floor of the Building.

                  Section 4 of the Lease shall not apply with respect to the RFO Premises in the event that Tenant exercises its right to lease RFO Premises as provided in Section 38 hereof.

5.       SERVICES

                  Landlord shall provide the following services:

                  (a) HEAT, VENTILATION AND AIR CONDITIONING. Heat, ventilation and air-conditioning equipment needed for the comfortable use and occupancy of the Premises as reasonably determined by Landlord and as specified in paragraph J of the Building Standard Work Letter attached hereto as Exhibit "B", throughout the term of this Lease and any extension period hereof, at all times. With respect to the Corporate Woods Common Areas in the Building, the above services will be provided


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                                        9



from 8:00 a.m. to 6:00 p.m. each Monday through Friday and from 8:00 a.m. to 1:00 p.m. each Saturday, excluding holidays. Landlord shall pay for all gas used to provide heat.

                  (b) ELEVATOR SERVICE. The Passenger and freight elevator shall be available at all times. If available, an elevator security system will be installed at Tenant's expense, to limit access to the portion of the Premises located on the second floor of the Building.

                  (c) CLEANING. Provided that Tenant shall keep the Premises in good order, Landlord shall cause the Premises, including those interior hallways which are located within the Premises, to be cleaned in accordance with the standards set forth in Exhibit "C" annexed hereto and hereby made a part hereof. Tenant agrees to reimburse Landlord for the costs incurred by Landlord in so cleaning the Premises, together with Landlord's administrative costs (not to exceed five percent (5%) of such cleaning costs) in regard thereto. Such cleaning costs shall not exceed reasonable costs incurred for similar services provided to other Class A suburban office parks located in Monroe County. The cost of such services shall initially be $0.80 per square foot of Total Usable Area per year (including Landlord's administrative costs) and Tenant shall pay such costs in equal monthly installments at times for and together with the payments of Base Rent. The cost to Tenant shall be immediately increased by an amount equal to any increase in the cost of cleaning services with respect to the Premises billed to Landlord. Tenant shall also pay to Landlord, within 15 days of billing, the costs incurred by Landlord for any cleaning in or of the Premises in excess of that specified in Exhibit "C" as well as for any additional cleaning requested by Tenant. Cleaning services will be provided to the Premises on a seven-day/week basis provided that extra services beyond those provided on a five-day/week basis shall be paid for by Tenant.

                  If Landlord fails to provide the cleaning services set forth herein, Tenant shall notify the Landlord in writing and provide Landlord with thirty (30) days to cure such failures. If such failures have not been cured within such thirty (30) day time period, Tenant shall thereafter have the right to hire, at Tenant's expense, its own cleaning service(s) and shall not have to pay Landlord for cleaning of the Premises as set forth herein provided that before Tenant hires such cleaning service, Tenant must give Landlord another written notice of such failures and fifteen (15) days to cure such failures.

                  (d) BUILDING COMMON AREA JANITORIAL SERVICES. Landlord shall provide janitorial services with respect to the common areas of the Building in accordance with the standards set forth in Exhibit "C" annexed hereto and made a part hereof.

                  (e) WATER. Landlord, at its expense, shall furnish adequate hot and cold water in public areas for drinking, lavatory and toilet, and ordinary cleaning purposes.

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                                       10



                  (f) ELECTRICAL ENERGY. Landlord shall furnish and Tenant shall reimburse Landlord for the cost of all electrical energy used by Tenant for heat, air-conditioning, light and other services, and Landlord's administrative costs (not to exceed five percent (5%) of the actual kilowatt hour costs) in regard thereto, such costs estimated (but not guaranteed) to be $1.00 per square foot of Total Usable Area per year as of the date of this Lease. Tenant shall reimburse Landlord monthly, at the times for and together with the payments of Base Rent for the cost of such electrical energy and administrative costs as estimated. Tenant's use of electrical energy will be separately check--metered and actual usage will be calculated by Landlord twice a year. Landlord agrees to refund Tenant for any overpayments made by Tenant and Tenant aqrees to reimburse Landlord with the next monthly installment of Rent then due for any shortage. Landlord will install and change light bulbs but the cost of such bulbs shall be paid by Tenant. Tenant shall have the right to purchase light bulbs at its own expense provided such light bulbs are compatible with the lighting fixtures and provided further that Tenant shall pay the labor costs to Landlord for installation of such light bulbs by Landlord. The labor cost of the installation of such light bulbs shall not exceed the costs charged to other tenants at Corporate Woods.

                  (g) PARKING LOT LIGHTING AND MAINTENANCE. Landlord agrees to light the parking areas for the building from sunset until midnight each Monday through Friday or as otherwise agreed to by Landlord and Tenant. In addition, Landlord agrees to keep the parking areas functionally maintained, reasonably free of snow and ice, and repaired at the expense of Landlord.

                  (h) SECURITY. The Building will be secured by a perimeter door system that incorporates infra-red motion detection, electronic striking system and weather proof exterior numerical key pad system. The Building doors will be automatically secured by 6:00 p.m. weekdays and are secured all day during weekends. The system is made by Radionics, features alpha key pad with tape read out and is monitored off--site by Westec Security Systems. Tenant will be provided with a sub-system for the Premises which includes infra--red motion detectors, keypad at main suite entrance door, fire alarm and smoke alarm. Additionally, the Building security system will monitor all sprinkler line water pressure, smoke alarms and rate of rise heat detectors via Westec Security System control headquarters. Local police and fire forces are integral to the system operation.

                  (i) ACCESS TO PREMISES. Tenant shall have access to the Building and the Premises 24 hours per day, 7 days per week, 52 weeks per year unless such access is prevented by reasons beyond Landlord's control or by the Acts of Force Majeure as are described in Section 25 of this Lease.

                  (j) ADDITIONAL WORK OR SERVICES. Notwithstanding any other provisions herein, should Tenant require any work or services in addition to those described in Subsection (a) through (h) of this Section 5, Landlord may upon reasonable advance request by Tenant furnish such additional service and Tenant agrees to pay Landlord, with the next monthly installment of Rent, such charges as may be agreed on but in no event less than Landlord's actual cost plus overhead for the additional services provided.

                  (k) INTERRUPTIONS IN SERVICE. It is understood that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident or of repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable controlof Landlord. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, direct or consequential, nor shall any such interruption relieve Tenant from performance by Tenant of its obligations under this Lease.

6.       WAIVER OF CERTAIN CLAIMS

                  Landlord and Tenant agree that, in the event that any part of the Premises or the whole of the Premises, or the fixtures, merchandise and contents therein, are damaged or destroyed by fire or other insured casualty, the rights of either party, or its agents, assignees, subtenants or transferees, against the other with respect to such liability or responsibility for any damage, destruction or loss resulting therefrom, including the interruption of the business of any of the parties and loss suffered as a result of the fault or negligence of any such parties, are hereby waived. This waiver only applies to insured casualty losses and is not intended to waive any other rights that either party may have against the other. Landlord and Tenant agree further that all policies of fire and extended coverage covering the Premises, business interruption or other insurance covering the Premises, or the contents, fixtures and improvements therein shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the insureds have waived right of recovery from any person or persons prior to the date and time of loss or damage, if any. Any additional premium shall be paid by the party benefitted thereby.

                  If any property damage results from any act or neglect of Tenant, Landlord may at Landlord's option, after written notice to Tenant (except in the case of an emergency where no notice is necessary) repair such damage and Tenant shall thereupon pay to Landlord so much of the total cost of such repair or replacement as is not covered or paid to Landlord under Landlord's insurance policy, including the amount of any deductible, as well as so much of the total cost of such repair as exceeds any insurance proceeds Landlord receives in respect of such damage.

                  Each party agrees to defend and hold the other harmless and indemnify against each and every claim and liability for injuries to any person or persons and for damage to or loss of personal property occurring in or about the Property or Corporate Woods Common Areas, due to any act of negligence or default under this Lease by the indemnifying party or its respective contractors, agents or employees.

7.       INSURANCE

                  (a) FIRE AND HAZARD INSURANCE. Landlord shall at its expense, procure and maintain during the term of this Lease and any extension period hereof, fire and hazard insurance in an amount equal to the replacement value of the Building (less footings, foundations and site work) and comprehensive public liability insurance with a single limitation of liability of not less than $2,000,000.00, and such insurance shall provide for a waiver of the insurer's subrogation rights as against Tenant.

                  (b) PUBLIC LIABILITY INSURANCE, CONTRACTUAL LIABILITY INSURANCE AND PERSONAL PROPERTY INSURANCE. Tenant shall, at its expense, procure and maintain during the term of this Lease and any extension period hereof, comprehensive public liability insurance, contractual liability insurance and all risk personal property insurance under policies issued by insurers licensed to do business in the State of New York with a Best rating of not less than A+l5 or equivalent. The Public Liability and Contractual Liability Insurance shall each have a single limitation of liability of not less than $1,000,000 for personal injury, bodily injury, death, as well as for damage or injury to or destruction of property (including the loss of use thereof) for any one occurrence and an aggregate limitation of liability of not less than $2,000,000.00. The personal property insurance shall cover all risks and be in an amount equal to the replacement value of the personal property of Tenant located on the Property and Corporate Woods Common Areas. Tenant shall maintain such insurance described in this subsection (b) throughout the term of this Lease and any extension hereof at that monetary value which the respective $2,000,000.00 and, replacement value hereinabove stipulated represent as of the date of this Lease (as determined by Tenant's insurer) and Tenant shall review the limits of its policies annually to ensure that such monetary value is maintained each year. Tenant's policies shall:

                                    (i) Name Landlord, its agents, servants and
                           employees as additional insureds except in the case of the personal property insurance where Tenant shall furnish Landlord with a waiver of subrogation;

                                    (ii) Provide for 30 days' notice to Landlord
                           prior to any amendment, change, modification, lapse or cancellation of coverage;

                                    (iii) Contain an endorsement that there will
                           be no defense, disclaimer of coverage, exception or exclusion based upon any act of the insured.

                  Tenant shall furnish Landlord with a binder or a copy of the policy of insurance with evidence of premium payment within 10 days of execution of this Lease showing the coverage, clauses and endorsements herein required and thereafter on request of Landlord such binder or copy of the policy and evidences of premium payment shall be furnished by Tenant to Landlord not less than 10 days prior to the expiration date of each such policy.

8.       HOLDING OVER

                  If Tenant fails to vacate the Premises at the expiration of this Lease or any extension period thereof, if extended, then Tenant shall pay Landlord Base Rent at double the monthly rate specified in Section 1 for the time Tenant thus remains in possession. In addition thereto, Tenant shall be responsible for and reimburse Landlord for all direct and consequential damages sustained by Landlord by reason of Tenant's retention of possession unless Tenant's failure to vacate the Premises is due to force majeure, as defined in
Section 25 of the Lease. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right or remedy of Landlord hereunder.

9.       ASSIGNMENT AND SUBLETTING

                  The following provisions shall govern any desired subletting or assignment by Tenant of all or part of the Premises:

                  (a) PROHIBITION. Except as otherwise set forth herein, Tenant shall not, without Landlord's prior written consent which shall not be unreasonably withheld or delayed: (a) assign, convey, mortgage, pledge, encumber or otherwise transfer (voluntarily or involuntarily) this Lease or any interest under it; (b) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (c) sublet the Premises or any part thereof, or (d) permit the use or occupancy of the Premises or any part thereof by any person or entity other than Tenant.

                  (b) RECAPTURE. Notwithstanding anything herein to the contrary, if at any time or from time to time during the term of this Lease or any extension period hereof, Tenant desires to sublet or assign this Lease with respect to all or part of the Premises, Tenant shall notify Landlord in writing (hereinafter referred to in this Section as the "Notice") of the terms of the proposed subletting or assignment and the area proposed to be sublet or covered by the assignment and deliver to Landlord an executed copy of the proposed sublease or assignment thereby giving Landlord the option to either (i) sublet from Tenant such space (hereinafter referred to as "Sublet Space") at the same Rent as Tenant is then required to pay to Landlord under this Lease for the same space, or (ii) terminate this Lease with respect to the Sublet Space in which case Tenant shall be released from any further liability hereunder. If the Sublet Space does not constitute the entire Premises and Landlord exercises its election to terminate this Lease with respect to the Sublet Space, then, as to that portion of the Premises which is not part of the Sublet Space, this Lease and the Rent due from Tenant shall be reduced by a fraction, the numerator of which shall be the rentable square feet of the Sublet Space and the denominator of which shall be the rentable square feet of the Premises such fraction to be then multiplied by the Rent then due to determine the amount of the reduction. The election to either sublet or to terminate this Lease shall be exercisable by Landlord in writing within a period of twenty (20) days after receipt of the Notice and the executed copy of the proposed sublease or assignment.

                  (c) SUPREMACY OF LEASE. In the event Landlord elects to sublet the Sublet Space, Tenant shall thereafter be released from any further liability with respect to the Sublet Space and the term of such subletting from Tenant to Landlord shall be the term set forth in the Notice and such subletting shall be on such terms and conditions as are contained in this Lease as the then current Rent, except that Landlord shall have the right to further sublet the Sublet Space.

                  (d) REQUIREMENTS. At the same time Tenant delivers the Notice to Landlord, Tenant shall also submit to Landlord a proposed copy of the proposed assignment or sublease and such information concerning the proposed assignment or sublease and the proposed assignee or sublessee as may be requested by Landlord for Landlord's review and approval which shall not be unreasonably withheld or delayed. The following shall, however, be requirements for any approval by Landlord:

                                    (i) The proposed subtenant or assignee must
                  submit a current financial statement to Landlord and must have a credit rating satisfactory to Landlord, in Landlord's reasonable judgment;

                                    (ii) The proposed subtenant or assignee
                  must, in Landlord's reasonable judgment, be financially responsible and of good professional reputation as well as engaged in a business reasonably compatible with the character of the business of other tenants in the Building and Corporate Woods.

                                    (iii)The sublease must by its terms be
                  expressly subject and subordinate to this Lease, must require that any subtenant comply with and abide by all of the terms of this Lease, and must provide that any termination of this Lease shall also extinguish the sublease;

                                    (iv) The proposed subtenant or assignee may
                  not be any person or entity either then occupying space in Corporate Woods or one with whom Landlord is then negotiating for space in Corporate Woods;

                                    (v) Tenant may not then nor at the
                  commencement of the sublease be in default under this Lease beyond any applicable grace period;

                  A fully executed counterpart of the assignment or sublease must be delivered to Landlord within sixty (60) days after the date of

Landlord's approval or Landlord's approval of the proposed assignment or sublease shall be deemed null and void and Tenant shall again comply with all the conditions of this Section as if the Notice hereinabove referred to had not been given and received.

                  (e) REVIEW AND APPROVAL COSTS. Tenant agrees to pay to Landlord, on demand, the reasonable costs incurred by Landlord in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant, including reasonable attorneys' fees.

                  (f) DEEMED ASSIGNMENT/SUBLET For purposes of this Section 9 the following shall be deemed a prohibited assignment or sublease, as the case may be:

                           (i) the transfer of the outstanding capital stock of
                  any corporate tenant or subtenant or any increase in the amount of issued and/or outstanding shares of capital stock and/or the creation of one or more additional classes of common stock of any corporate tenant or subtenant, or the transfer of any partnership interest in Tenant or any subtenant if Tenant or subtenant is a partnership, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, such that such corporate or partnership transfers result in both (a) Gordon S. Black owning less than thirty-five percent (35%) of the beneficial and record ownership of such corporate tenant or subtenant or Gordon S. Black controlling less than thirty--five percent (35%) of such partnership tenant or subtenant; and (b) an entity with a financial net worth less than the net worth of Tenant as of the Commencement Date, as such net worth is adjusted by three percent (3%) per Lease Year during the term of this Lease and any extension of the term of this Lease.

                                    (ii) any agreement by any other person or
                  entity directly or indirectly, to assume Tenant's rights under this Lease;

                                    (iii) any transfer by operation of law or
                  otherwise, of Tenant's interest in this Lease; and

                                    (iv) each modification, amendment or
                  extension of any sublease to which Landlord has previously consented shall be deemed a new sublease.

                  Tenant agrees to furnish Landlord upon demand at any time, such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Section.

                  (g) RIGHTS OF LANDLORD UPON SUBLETTING. If, with the consent of Landlord, the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the subtenant or occupant, and apply the net amount collected to the Rent herein reserved. If, without consent of Landlord, the Premises or any part thereof be sublet or occupied, Landlord may collect rent from such subtenant or occupant and apply the net amount collected to the Rent herein reserved but no such subletting, occupancy or collection shall be deemed a waiver of any of Tenant's covenants contained in this Lease or an acceptance by Landlord of the subtenant or occupant as Tenant. In neither of the foregoing two circumstances shall Tenant be relieved from its obligations under this Lease or from further performance by Tenant of covenants on the part of Tenant herein contained.

                  (h) RIGHTS OF LANDLORD UPON ASSIGNMENT. If, with the consent of Landlord, this Lease or any interest herein is assigned by Tenant to a third party assignee, such assignment shall not relieve Tenant of its obligations hereunder and Landlord may, after default by the assignee in the payment of Rent or in the performance of any other obligation of Tenant under this Lease, demand and enforce performance of this Lease by Tenant--assignor including the payment of Rent from Tenant-assignor to the fullest extent provided by this Lease and/or the payment by Tenant-assignor of any direct damages sustained by Landlord.

10.      CONDITION OF PREMISES

                  Subject only to such items as are set out on any punch list prepared by Landlord and Tenant, Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. No promises of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation respecting the condition of the Premises, the Building or the Property have been made by Landlord to Tenant, other than as may be contained herein.

                  For a period of one (1) year after substantial completion of the Leasehold Improvements Landlord agrees to warrant that the Leasehold Improvements were made in a good and workmanlike manner except for problems or damages arising from the negligence of Tenant, excessive wear and tear by Tenant or design defects or malfunctions arising from Tenant's Plans and Specifications.

                  Any warranty claims made by Tenant shall be in writing to Landlord. Subject to force majeure, Landlord shall correct the defect within thirty (30) days after receipt of written notice from Tenant of the defect, provided, however, that if any such defect cannot be corrected within said thirty (30) day period with due diligence, then the time to correct such defect shall be extended for a period reasonably necessary to correct such defect.

                  At the expiration or earlier termination of this Lease, Tenant shall return the Premises broom--clean and in as good condition as when Tenant took possession, ordinary wear and loss by fire or other casualty excepted, failing which Landlord may restore the Premises to such condition and Tenant shall pay the cost thereof on demand.

11.      USE OF PREMISES

                  Tenant agrees to comply with the following provisions regarding the use of the Premises.

                  (a) PROHIBITION ON SELLING ACTIVITIES. Tenant shall not engage in the retail or wholesale sale of goods on or from the Premises or in the Building without the advance consent of Landlord.

                  (b) COMPLIANCE WITH LAW. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or any mortgage on the Property or which directly or indirectly is forbidden by public law, ordinance or governmental regulation (including, without limitation, all environmental laws) or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building, the Property or covering its operation, or which will suffer or permit the Premises or any part thereof to be used in any manner or anything to be brought into or kept therein which, in the judgment of Landlord, would in any way impair or tend to impair the character, reputation or appearance of the Property or of Corporate Woods as a high quality office park, or which would impair or interfere with or tend to impair or interfere with any of the services performed by Landlord for the Property or Corporate Woods. Tenant agrees to change, reduce or stop any such use or install necessary equipment, safety devices, pollution control systems or other installations at any time during this Lease to comply with the foregoing.

                  (c) SIGNS. Tenant shall not display, inscribe, print, paint, maintain or affix on any place on the exterior or interior of the Building (excepting only such part or parts of the Premises as is or are not visible from outside the Building) nor on the Lot or any Common Area any decoration, sign, notice, legend, direction, figure, or advertisement or window treatment, curtains or display materials except in or at such place or places, and then only such name(s) and matter, and in such color, size, style, place and materials, as shall first have been approved by Landlord in writing.

                  (d) ADVERTISING. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities and shall not use the name of the Building for any purposes other than that of the business address of Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's consent.

                  (e) LOCKS. No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent and no keys for any door other than those provided by Landlord shall be made. If more than two keys for one lock are desired, Landlord will provide the same upon payment by Tenant. All keys must be returned to Landlord at the expiration or termination of this Lease.

                  (f) ALTERATIONS. Tenant shall not make any alterations, improvements, or additions of or to the Premises (collectively, "Alteration") without Landlord's advance written consent in each and every instance which consent shall not be unreasonably withheld or delayed. In the event Tenant desires to make any Alteration, Tenant shall first submit to Landlord plans and specifications therefor and obtain Landlord's written approval thereof prior to commencing any such work. Any such plans and specifications shall be approved or disapproved by Landlord within thirty (30) days after receipt and if disapproved, Landlord shall state its reasons for such disapproval. Any contractor hired by Tenant must be properly insured and, if required, licensed. Each and every Alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Premises at the expiration or earlier termination of this Lease without compensation to Tenant (excepting only Tenant's movable office furniture, trade fixtures, office and professional equipment) unless Landlord in writing requires Tenant to remove such Alteration upon expiration of the term of this Lease or any extension period, if extended. Landlord shall serve such writing upon tenant regarding the removal of an Alteration not later than ninety
(90) days prior to the expiration of the term of this Lease or extension period, if extended, and Tenant shall thereafter remove such Alteration as herein required, repair any damage caused by such removal and restore the Premises to the condition specified in Section 10 of this Lease.

                  (g) AFTER HOURS OCCUPANCY AND VISITORS. All persons entering or leaving the Building after hours on Monday through Friday, or at any time on Saturdays, Sundays and holidays, may be required to do so under such regulations as Landlord may impose. The purpose of this provision is not to limit Tenant's use or occupancy of the Premises but is to secure and protect the Premises. Landlord may exclude or expel any peddler.

                  (h) FLOOR PLAN. The load bearing capacities of the floors of the Premises are 55 lbs/square foot of live load on the second floor space and 75 lbs/square foot of live load on the first floor space. Tenant shall not overload any floor. Landlord may direct the time and manner of delivery, routing and removal, and the location, of safes and other heavy articles.

                  (i) INSTALLATION OF MACHINERY; PROHIBITION AGAINST LODGING. Unless Landlord gives advance written consent, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein, or use the Premises for housing accommodations or lodging or sleeping purposes, or do any cooking therein except as otherwise provided herein, or use any illumination other than electric light, or use or permit to be brought into the Building any flammable fluids such as gasoline, kerosene, naphtha, and benzine, or any explosives, radioactive materials or other articles deemed extra hazardous to life, limb or property except in a manner which would not violate any ordinance or regulation of the Town of Brighton. Notwithstanding the foregoing, Tenant shall have the right to install and use a kitchen in the Premises for use by Tenant and its employees and guests, which kitchen may contain a microwave oven, refrigerator, ice machine and dishwasher. Tenant shall not use the Premises for any illegal or immoral purpose.

                  (j) ENERGY CONSERVATION. Tenant shall cooperate fully with Landlord's reasonable directions to assure the effective operation of the Building's air-conditioning system, including the closing of the venetian blinds and drapes, and the keeping closed of any operable windows when the air-conditioning system is in use. Tenant shall further comply with any applicable federal laws, rules, ordinances or administrative enactments on energy conservation, in office buildings.

                  (k) CONTRACTS. Tenant shall not contract for any work or service which might involve the employment of labor in violation of any contract with the Building employees or employees of contractors doing the work or performing services, by or on behalf of Landlord on an ongoing basis (full time or part time but not ad hoc). It is understood that the provisions of this subsection shall apply to any construction work, alterations, repairs and maintenance services provided at or to the Building by Tenant.

                  (l) ACCESS. Except as otherwise expressly permitted in this Lease, the Common Area, sidewalks, halls, passages, exits, entrances, and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from its Premises. The common areas, halls, passages, exits, entrances, elevators, stairways and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Property, the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees or invitees of Tenant shall go upon the roof or mechanical floors of the Building.

                  (m) NUISANCE. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property or the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises of the Building or the Property.

                  (n) SECURITY AND ELECTRIC CONSUMPTION. Tenant shall take reasonable precautions to see that the doors, and windows, if operable, of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus in the Premises are entirely shut off before Tenant or Tenant's employees leave the Building. The foregoing provisions of this subsection shall not give rise to a default by Tenant unless Tenant's failure to take such reasonable precautions results in actual damage being sustained in or to the Building and/or Premises. If required by law or regulation, all electricity shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries and losses sustained by Landlord to the extent of any deductibles and such excess costs as are not paid or covered under Landlord's or Tenant's insurance and as are sustained by Landlord as a result, in whole or in part, from Tenant's negligence.

                  In addition to any liability for breach of any covenant of this Section, Tenant shall pay to Landlord an amount equal to any increase in insurance premiums payable by Landlord, caused by such breach, default or carelessness on the part of Tenant.

12.      REPAIRS

                  Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in the Building structure or in any part or appurtenance of the Building's plumbing, electrical, heating, air--conditioning, ventilation, sprinkler, elevator or other systems serving, located in, or passing through the Premises. Subject to the provisions of this Section 12, Tenant shall, at Tenant's own expense, keep the Premises in good order, condition and repair during the term, except that Landlord, at Landlord's expense (unless caused by the fault or negligence of Tenant, its contractors, agents, or employees in which case Tenant shall pay Landlord for any deductible and any cost which either exceeds insurance proceeds Landlord receives or which is not covered under Landlord's insurance policy in respect of such damage) shall keep in repair and maintain the exterior of the Building, the electrical, heating, air-conditioning, ventilation, sprinkler, elevator or other systems serving, located in or passing through the Premises, plumbing fixtures located in the Building (except those installed by Tenant with Landlord's approval), outside walls, including windows, loadbearing walls (except as to surface damage done by or attributable to Tenant) and doors and roof.

                  Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to the Premises or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Premises by Tenant unless such injury or damage is a direct result of negligence on the part of Landlord or its contractors, agents or employees, and Tenant is not reimbursed for such injury or damage from insurance proceeds.

13.      DESTRUCTION OF PREMISES

                  (a) If the Premises shall be partially (herein defined as less than fifty (50%) percent of the then replacement value) damaged by fire or other causes, the damage shall be repaired promptly (within not more than sixty (60) days unless such damage cannot be repaired within such time, then within a reasonable time) by and at the expense of Landlord and the Rent, until such repairs shall be made, shall be abated by multiplying the rent then due by a fraction the numerator of which shall be the number of square feet of the Premises which is not usable and in fact is not used by Tenant and the denominator of which shall be the number of square feet of the entire Premises. In the event, however, that such partial damage is due to the fault of Tenant, Tenant's servants, employees, agents, visitors or licensees, Tenant shall pay the costs of such repairs to the extent that no insurance proceeds or insufficient insurance proceeds (including any deductible) are received by Landlord for such damage. No penalty shall accrue for delays which may arise through adjustment of insurance or for delays on account of any cause beyond Landlord's control.

                  (b) If such partial damage constitutes damage to fifty (50%) percent or more of the then replacement value of the Premises; and

                           (i) such damage occurs during the first four and
one-half years of the term of this Lease or the first four years of the Term if extended pursuant to the option granted Tenant in Article 36 hereof, Landlord shall, at its expense, within two hundred forty (240) days subsequent to the event that caused such damage, repair the same as feasibly as possible to the condition existing immediately prior to such damage excluding non--Building Standard Work or Tenant improvements not previously included within Landlord's Allowance. Rent, until such repairs have been made, shall be abated pursuant to the formula set forth in Section 13(a); or

                           (ii)     in the event the damage or destruction
occurs during the last twelve (12) months of the initial term of this Lease, Landlord shall be obligated to make any such repair, unless, (x) Landlord shall notify Tenant of its decision not to repair within sixty (60) days of the event causing the damage and (y) Tenant, within sixty (60) days of the event causing such damage, shall fail to exercise its option to extend the Term. In the event Landlord is obligated to make such repairs,

Landlord shall, at its expense, and within two hundred forty (240) days subsequent to the event causing the damage, repair the same as feasibly as possible to the condition existing prior to the damage excluding, however, non--Building Standard Work or Tenant improvements not previously covered by the Landlord's Allowance. Rent, until such repairs have been made, shall be abated pursuant to the formula set forth in Section 13(a). In the event Landlord should elect not to make repairs as in this subparagraph provided, this Lease shall terminate and Tenant shall vacate the Premises and surrender the same to Landlord within a reasonable period of time after notice from Landlord.

                           (iii) in the event the damage or destruction occurs
during the last twelve (12) months of the extension term of this Lease, Landlord shall have no obligation to make any repair unless Landlord notifies Tenant of its decision to repair within sixty (60) days of the event causing the damage. If Landlord notifies Tenant the repairs shall be made in accordance with subsection 13(b)(ii) above. If Landlord does not notify Tenant within such time period, the Lease will terminate in accordance with subsection 13(b)(ii) above.

                  Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions shall govern and control in lieu thereof. The obligation of Landlord under this Section 13 shall be expressly subject to Section 25 on Force Majeure.

14. CONDEMNATION

                  If the Premises or any part thereof shall be taken by any public or private authority through condemnation or eminent domain, Landlord shall immediately notify Tenant in writing.

                  If such taking reduces the Premises by more than 40% (whether by a single taking or a series of takings) either party may terminate this Lease at any time by written notice to the other to be given within ninety (90) days of the date of the taking. Should Tenant or Landlord elect not to terminate this Lease, the Rent shall be reduced from and after such taking by an amount to be determined by multiplying the Rent which would otherwise have been due by a fraction of which the numerator shall be the number of square feet of the remaining portion of the Premises, and the denominator the number of square feet of the entire Premises.

                  If all of the parking spaces for the Building are taken then Landlord shall provide Tenant with alternate parking, reasonably located, within a reasonable time after Tenant's written notice to Landlord of such taking. If Landlord fails to provide such alternate parking, within a reasonable time after Tenant's written notice to Landlord of such taking, Tenant may terminate this Lease.

                  In the event this Lease is not terminated as above provided, Landlord covenants and agrees to restore said Premises within 180 days of the expiration of the 90-day period above referred to.

                  Whether this Lease is terminated or not, Landlord shall be entitled to all the proceeds of the condemnation award with respect to the value of the Building and/or Lot taken, and Tenant shall have no claim against Landlord or the condemning authority for any unexpired term of this Lease nor for any other leasehold interests. Notwithstanding the above, Tenant's only claims shall be for moving expenses, trade fixtures and any Alterations made by Tenant, provided Tenant's claims do not in any way reduce or diminish Landlord's claim against the condemning authority.

15. CERTAIN RIGHTS RESERVED TO LANDLORD

                  Landlord reserves the following rights:

                  (a) To name the Building or the Property and to change the name or street address of the Building or Corporate Woods.

                  (b) To install and maintain a sign or signs on the exterior or interior of the Building or on the Lot provided any such sign or signs will not be located in the Premises except as may be required by law, regulation or administrative enactment.

                  (c) To designate all sources furnishing sign painting and lettering, towels, toilet supplies, mobile vending service, and like services used on the Premises or in the Building. Notwithstanding the foregoing and notwithstanding any prohibition elsewhere in this Lease on cooking in the Premises, Tenant may install and use a coffee machine, vending machines, refrigerator, stove and microwave oven for use by employees so long as the same is not prohibited under local, state or federal law.

                  (d) To constantly have pass keys to the Premises.

                  (e) On reasonable prior notice to Tenant, and during normal business hours to exhibit the Premises with an agent of Tenant present to prospective tenants and to any prospective purchaser, mortgagee, or assignee of any mortgage on the Property and to others having a legitimate interest during the term or any extension period hereof, if extended, upon reasonable advance notice to Tenant.

                  (f) At any time and without notice in the event of an emergency, and otherwise upon reasonable notice and at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises, the Building or to the Property, as may be necessary or desirable for the safety, protection or preservation of the Premises, the Building or the Property or Landlord's interests, or as may be necessary or desirable in the operation or improvement of the Premises, the Building or the Property or in order to comply with all laws, orders and requirements of governmental or other authority. To the extent reasonably possible, Landlord shall minimize any interference with Tenant's use and occupancy of the Premises.

16.      LANDLORD'S REMEDIES

                  All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of any violation or attempted material violation of any of the covenants, agreements or conditions of this Lease.

                  (a) BANKRUPTCY; RE-ORGANIZATION. If Tenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (ii) admit in writing its inability to pay its debts as they come due, (iii) make a general assignment for the benefit of creditors,(iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law other than the federal Bankruptcy Code, or (v) file an answer admitting the material allegations of a petition filed against Tenant in any reorganization or insolvency proceeding, other than a proceeding commenced pursuant to the federal Bankruptcy Code, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, except for a bankruptcy court or a federal court sitting as a bankruptcy court, adjudicating Tenant insolvent or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, and Tenant is unable to restore its financial position, stay any Bankruptcy proceeding or cure any of the aforementioned events of default within 60 days after such occurrence, then, in any such event and upon the passage of 60 days thereafter, Landlord may give to Tenant a notice of intention to end the term of this Lease specifying a day not earlier than ten (10) days thereafter, and upon the giving of such notice the term of this Lease and all right, title and interest of Tenant hereunder shall expire as fully and completely on the day so specified as if that day were the date herein specifically fixed for the expiration of the term.

                  (b) DEFAULT IN TENANT OBLIGATIONS. If Tenant defaults in the payment of Rent and such default continues for 5 days after notice, or defaults in the prompt and full performance of any other provision of this Lease and such default continues for 30 days after notice, or if such default cannot be cured within 30 days, Tenant does not commence to cure such default within 30 days and diligently pursue the same to completion thereafter, or if the leasehold interest of Tenant be levied upon under execution or be attached by process of law and such levy or attachment is not removed within 30 days thereafter, or if Tenant abandons the Premises and ceases to pay Rent hereunder for a period in excess of 30 days, then and in any such event Landlord may, at its election, either terminate the Lease and Tenant's right to possession of the Premises or, without terminating this Lease; endeavor to relet the Premises. Nothing herein shall be construed so as to relieve Tenant of any obligation, including the payment of Rent, as provided in this Lease.

                  (c) SURRENDER OF POSSESSION; LANDLORD'S RIGHT TO RE-ENTER. Upon any termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord full and free license to enter into and upon the Premises to repossess Tenant of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

                  (d) RE-LETTING. If, pursuant to the provisions of this Lease, Landlord becomes entitled to elect, and Landlord does elect, without terminating the Lease, to endeavor to relet the Premises, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidence of tenancy, and take and hold possession thereof as in Paragraph (c) of this Section provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligation to pay the Rent hereunder for the full term as hereinafter provided. Upon and after entry into possession without termination of the Lease, Landlord may relet the Premises or any part thereof for the account of Tenant to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord shall determine to be reasonable. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the reasonable cost thereof, together with Landlord's reasonable expenses of the reletting. If the consideration collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount of the Rent reserved in this Lease, together with the cost of repairs, alterations, additions, redecorating and Landlord's expenses, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

                  (e) DAMAGES AND ACCELERATION. If Landlord elects to terminate this Lease for any of the reasons specified in this Section 16 of the Lease, it being understood that Landlord may elect to terminate the Lease after and notwithstanding its election to terminate Tenant's right to possession as in Paragraph (b) of this Section 16, provided Landlord shall forthwith upon such termination be entitled to recover as damages, and not as a penalty, an amount equal to the then present value of the Rent provided in this Lease for the residue of the stated term hereof, less the present value of the fair rental value of the Premises for the residue of the stated term. The discount rate used to calculate present value shall be 10%.

                  If, however, Tenant has defaulted in the payment of Rent, or in failing to keep in effect the insurance required under Section 7 or by subletting the Premises or assigning this Lease in violation of Section 9, then Landlord may terminate this Lease, and accelerate all Rent due hereunder from the date of such default through the end of the term of this Lease or any extension period, if extended, and demand immediate payment in full of all Rent as so accelerated.

                  (f) TENANT'S PERSONAL PROPERTY. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the term or of Tenant's right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

                  (g) LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS. Tenant agrees that if it shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving, or releasing Tenant from, any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, Landlord may pay expenses and employ counsel. If legal action is required to enforce performance by Tenant of any condition, obligation or requirement hereunder, the costs of any such action including attorneys' fees will be paid solely by the party not prevailing in such action. All sums so paid by Landlord and all expenses in connection therewith, together with interest thereon at the maximum rate permitted by law from the date of payment, shall be deemed Additional Rent hereunder and payable at the time of any installment of Rent thereafter becoming due and Landlord shall have the same rights and remedies for the non-payment thereof, or of any other Additional Rent, as in the case of default in the payment of Rent.

17.      LATE CHARGE

                  A late charge shall be due and owing on any installment of Rent not received by Landlord by the fifth (5th) business day of the calendar month in which due and on any monetary obligation of Tenant or charge due from Tenant not paid by Tenant when due. Such late charge shall equal three percent (3%) of the then unpaid monthly Rent, shall be billed by Landlord to Tenant with the Rent for the calendar month next following and shall be paid by Tenant together with the Rent due for such month.

18.      SUBORDINATION OF LEASE

                  The rights of Tenant under this Lease shall be and are subject and subordinate at all times to all ground leases, and/or underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgage or mortgages now or hereafter in force against such leases and or the Property, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. This Section is self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute such further instruments as may be requested by Landlord, provided such are reasonably acceptable to Tenant's counsel. Tenant, at the option of any mortgagee, agrees to attorn to such mortgagee in the event of a foreclosure sale or deed in lieu thereof.

                  Notwithstanding the foregoing, however, Landlord agrees to cause the holders of any leases and/or mortgages currently encumbering the Property (including the present construction financing on the Property and initial permanent financing on or to be placed on the Property) to agree that this Lease shall not be divested or in any way affected by foreclosure or other default proceedings under such leases and/or mortgages, so long as Tenant shall not be in default under the terms of this Lease and that this Lease shall remain in full force and effect notwithstanding any such default proceedings under such leases and/or mortgages.

19.      NOTICES AND CONSENTS

                  All notices, demands, requests, consents or approvals (collectively, "Notice") which may or are required to be given by either party to the other shall be in writing and shall be deemed given on the third (3rd) day after the date of postmark when sent by United States Certified or Registered Mail, postage prepaid return receipt requested or if delivered by hand, on the date of delivery against receipt. Notwithstanding the above, all Notices by Landlord to Tenant with respect to any defaults by Tenant of any of the covenants or provisions of this Lease shall be in writing and shall only be deemed given on the third (3rd) day after the date of postmark, when sent by United States Certified or Registered Mail, postage prepaid, return receipt requested.

                  Such Notice shall be mailed or delivered as follows:

(a) IF TO TENANT:        (until the Commencement Date; thereafter such
                         Notice shall be mailed or delivered to Tenant at the Premises)

                         Gordon S. Black Corporation
                         1661 Penfield Road
                         Rochester, New York 14625
                         Attention:  Bruce Newman, Treasurer and Secretary

with a copy to:          Harris, Beach & Wilcox
                         130 East Main Street
                         Rochester, New York 14604
                         Attention:  Thomas P. Moonan, Esq.

(b)      IF TO LANDLORD:  Corporate Woods Associates
                          c/o Natapow Management Group, Agent
                          120 Corporate Woods, Suite 100
                          Rochester, New York 14623
                          Attention: Vice President of Leasing

with a copy to:           Phillips, Lytle, Hitchcock, Blane & Huber
                          1400 First Federal Plaza
                          Rochester, New York 14623
                          Attention: Cathy Kaman Ryan, Esq. and
                                     John B. Kaman, Esq.

                  The parties may by written notice to the other designate a different person or entity to receive notices hereunder and/or a different address or addresses. If the term Tenant as used in this Lease refers to more than one person any Notice given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant.

20.      NO ESTATE IN LAND

                  This contract and Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; and Tenant has only a usufruct which is not subject to levy and sale.

21.      INVALIDITY OF PARTICULAR PROVISIONS

                  If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be thereby affected.

22.      WAIVER OF TRIAL BY JURY

         It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and any emergency statutory or any other statutory remedy.

23.      MISCELLANEOUS TAXES

                  Tenant shall pay prior to delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises other than those furnished and paid for by Landlord, if nonpayment thereof shall give rise to a lien on the real estate, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property, or upon Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's occupancy or fixtures, furnishings, equipment or personal property. Landlord shall pay any and all Real Estate Taxes assessed and levied against Corporate Woods, in each case prior to the respective delinquency dates thereof. If such taxes may be paid in installments, Landlord shall have the right to do so.

24.      BROKERAGE

                  Tenant and Landlord represent and warrant that they have dealt with no broker, agent or other real estate sales person in connection with this Lease other than Natapow Realty Corporation and that, other than as herein expressly set forth, no broker, agent or such other person brought about this transaction. Tenant and Landlord agree to indemnify and hold each other harmless from and against any claims by any broker, agent or other real estate sales person claiming a commission or other form of compensation by virtue of this Lease or of having dealt with Tenant or Landlord with regard to this leasing transaction and should a claim for such commission or other compensation be made it shall be promptly paid or bonded by the party who has dealt with the person or entity making such claim. The provisions of this Section shall survive the termination of this Lease.

25.      FORCE MAJEURE

                  Except as otherwise provided in this Lease and except as to the payment of Rent or other monies due under this Lease neither party shall be responsible for delays or inability to perform its obligations hereunder for causes beyond the control of such party including acts of other tenants, governmental restriction, regulation or control, labor dispute, accident, mechanical breakdown, shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, or fire or other casualty.

26.      PARKING

                  Subject to weather, necessary repair work and any force majeure occurrences (as described above), Landlord shall provide Tenant, at no cost, with at least 150 non-reserved parking spaces and 10 designated visitor parking spaces, all available on a first--come, first--served basis in the parking areas for the Building.

27.      REPETITIVE DEFAULTS

                  In the event Tenant shall default (i) more than twice in any twelve month period by failing to pay Rent on or before the 5th business day of the month when due or (ii) more than twice in any six month period in the performance of any of its other obligations under this Lease, then, notwithstanding that such defaults shall have each been cured within the applicable grace period, Tenant shall no longer be entitled to any written notice and grace period for a subsequent default but such default shall be deemed deliberate and Landlord may thereafter enforce this Lease at law and/or in equity.

28.      DIRECTORY AND SIGNAGE

                  Tenant shall have the right to have its name and suite number listed in the lobby directory, located in the lobby of the Building and in the directory, to be placed on the exterior monument in front of the Building. All such listings shall be in such size, lettering, color and form as are prescribed by Landlord from time to time. In addition, Landlord shall provide Tenant with suite signage at one primary entrance to Tenant's Premises on the first floor and on the second floor of the Building. Such suite signage shall be in accordance with the Building Standards set forth on Exhibit B attached hereto.

29.      ENTRANCE AND EXIT TO PROPERTY

                  Landlord covenants and agrees that there shall be a double entrance and exit lane at the entrance of the Premises. In addition, Landlord covenants and agrees that a traffic signal shall be located at the entrance to the Property and installed by the Government entity having jurisdiction.

30.      SPECIAL STIPULATIONS

                  (a) No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

                  (b) No waiver of any default of Tenant or of Landlord hereunder shall be implied from any omission by Landlord or Tenant, as the case may be, to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

                  (c) The term "Landlord" as used in this lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability from events which occur after the date of transfer.

Any such release of Landlord under this paragraph shall become effective only at such time as Landlord's transferee is deemed to be bound to the terms and provisions of this Lease. It is understood, however, that Landlord shall reimburse Tenant for any overpayments of Rent made by Tenant prior to the assignment and any prepayment of Rent for months subsequent to the assignment.

                  (d) It is understood that Landlord may occupy portions of the Building in the conduct of Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as an occupant.

                  (e) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being dispossessed or removed from the Premises because of default by Tenant pursuant to the covenants or agreements contained in this Lease.

                  (f) Tenant specifically agrees to look solely to Landlord's equity interest in the Property for recovery of any judgment against Landlord. There shall be absolutely no personal liability of persons, partnerships, firms, corporations or other entities who at any time constitute the Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease.

                  (g) The parties acknowledge that each party and its respective counsel have reviewed this Lease and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease or any amendment or exhibits hereto.

31.      QUIET ENJOYMENT

                  So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder and shall not be in default beyond any applicable grace period, Tenant shall at all times during the term herein granted peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance by, from or through Landlord.

32.      ESTOPPEL CERTIFICATE BY TENANT

                  Landlord and Tenant agree that from time to time upon not less than five (5) days prior request of the other, to deliver to the party making the request a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and identifying the modifications), (b) the dates to which the Rent and other charges have been paid, and (c) that, so far as the person making the certificate knows, the other party is not in default under any provision of this Lease, or if such were not to be the fact, then certifying such default of which the person making the certificate may have knowledge, it being understood that any such certificate so delivered may be relied upon by any landlord under any ground or underlying lease, or any prospective purchaser, lender, mortgagee, or any assignee of any mortgage on the Property or any party purchasing the assets of Landlord or Tenant, as the case may be, or acquiring the same by merger, succession or otherwise.

33.      RENT DEPOSIT

                  Upon execution of this Lease, Tenant will deposit with Landlord the sum of THIRTY-TWO THOUSAND SIX HUNDRED AND 00/100 DOLLARS ($32,600.00) as a deposit for the first monthly installment of Base Rent due hereunder. Landlord shall credit this deposit against the first monthly installment of Base Rent to be paid by Tenant after the expiration of the period where Landlord waives Base Rent set forth in Section 3(i) herein.

34.      SUBSTITUTE PREMISES

                  If the Premises contain an area of 2,500 square feet or less, Landlord shall have the right at any time during the term hereof, upon giving Tenant not less than sixty (60) days prior written notice, to provide and furnish Tenant with space elsewhere in the Building of Corporate Woods of approximately the same size as the Premises and remove and place Tenant in such space, with Landlord to pay all reasonable costs and expenses incurred as a result of such removal of Tenant. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said sixty (60) day period, Landlord shall have the right to cancel and terminate this Lease effective ninety (90) days from the date of original notification by Landlord. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the Premises as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto.

35.      FINANCIAL STATEMENTS

                  Tenant shall provide Landlord with financial statements detailing the financial condition of Tenant. Such statements shall be provided on an annual basis (or more frequently if requested by Landlord) and shall be verified by the affidavit of Tenant or if the same be a corporation by an affidavit of its principal financial officer. Tenant shall further provide Landlord such additional financial statements in such form and such certifications as Landlord may from time to time reasonably request.

36.      EXTENSION OF TERM

                  Tenant shall have the right to extend this Lease for one additional five year term. Such extension shall be confirmed in writing by and between the parties and shall be made upon the same terms and conditions set forth in this Lease (except this section relating to extension of term) and, in particular, at the then applicable rent (including Base Rent, Additional Rent and any other charges due hereunder) as increased in accordance with Section 3(b) of this Lease. Tenant must give written notice to Landlord of its desire to extend this Lease on or before twelve (12) months before the expiration of the initial term of this Lease and if within thirty (30) days after receipt from Landlord of notice that Tenant has not given such notice, such notice is not given by Tenant, this right to extend shall be null and void and of no further force or effect whatsoever.

37.      USE OF CONFERENCE FACILITY

                  During the first Lease Year of this Lease, Landlord shall allow Tenant the right to use the Corporate Woods Conference Facility free of charge. Such use by Tenant must be reasonable in the number of times such facility is utilized by Tenant and is expressly subject to the availability of the facility. In addition, Tenant must comply with all rules and regulations regarding such facility. After the expiration of the first Lease Year, Tenant's use of the facility shall thereafter be at the customary cost charged by Landlord for such use. This Section of the Lease shall not apply with respect to the RFO Premises in the event that Tenant exercises its right to lease RFO Premises as provided in Section 38 hereof.

38.      RIGHT OF FIRST OFFER

         Tenant shall have a right of first offer to lease all of that certain space located on the first floor of the Building, immediately adjacent and contiguous to the Premises, and more particularly shown on Exhibit D attached hereto (the "RFO Premises"), from and after the Commencement Date for the term of this Lease, if and when the space becomes available, and on the condition that Tenant is not in default of its covenants and obligations under this Lease at the time the Landlord is required to give Landlord's Notice (described below) nor as of the Commencment Date for the RFO Premises. Any lease of the RFO Premises shall be upon the terms and conditions hereafter set forth:

                  (a) EXERCISE OF RIGHT TO LEASE RFO PREMISES. Landlord shall give Tenant written notice ("Landlord's Notice") at the time that Landlord intends to offer the RFO Premises for lease. Landlord's Notice shall set forth the Total Usable Area of the new Premises (including the RFO Premises), Tenant's new Pro Rata Share (including the Premises and RFO Premises based on the formula set forth in Section 3(d) of this Lease), the Base Rent applicable to such new Premises (including the RFO Premises, based on the formula set forth in Section 3(a) of this Lease) and the Commencement Date for the RFO Premises. The only improvements to the RFO Premises which Landlord agrees to make is the Building Standard Work set forth in Exhibit B hereto. The cost of those improvements shall be allocated between Landlord and Tenant as follows: Landlord's share of the costs shall be a fraction, the numerator of which is the number of months remaining in the initial term of this Lease at the time of Landlord's Notice, and the denominator of which is the total number of months in the initial term of this Lease, or, if Landlord's Notice is given during the extension term, a fraction, the numerator of which is the number of months remaining in the extension term and the denominator of which is the total number of months in the extension term; and Tenant's share of the costs shall be the balance; provided, however, if Landlord's Notice is given during the initial term of the Lease, and Tenant, within thirty (30) business days after receipt of Landlord's Notice, exercises its right to extend this Lease with respect to both the Premises and the RFO Premises, as provided in Section 36 hereof, then Landlord shall be responsible for the entire cost of said improvements to the RFO Premises. Tenant shall have the right, exercisable upon written notice given to Landlord within five (5)business days after the giving of Landlord's Notice, to lease the RFO Premises. If Tenant fails to give such notice in the time period set forth herein, Tenant shall have no further right to lease the RFO Premises pursuant to this Section 38. Upon the timely giving of such notice, Landlord shall lease the RFO Premises to Tenant, upon all of the terms and conditions of this Lease except as hereinafter set forth.

                  (b) LEASE PROVISIONS APPLYING TO RFO PREMISES. Except as otherwise provided herein, the leasing to Tenant of the RFO Premises shall be upon all of the terms and conditions of this Lease.

                  (c) EXECUTION OF LEASE AMENDMENTS. Notwithstanding the fact that Tenant's exercise of the above--described right of first offer to lease RFO Premises shall be self--executing, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the RFO Premises, the adjustments in Base Rent and Additional Rent as well as any modifications of the provisions of the Lease as shall be necessary to properly include the RFO Premises within the terms and conditions of this Lease.

39.      MOVING ALLOWANCE

                  Landlord agrees to provide Tenant with a moving allowance (the "Moving Allowance") in an amount not to exceed FIVE THOUSAND AND 00/100 DOLLARS ($5,000.00) which amount shall equal Tenant's actual van line carrier moving expenses incurred in connection with Tenant's move to the Premises as evidenced by actual invoices from such carrier, copies of which are to be furnished to Landlord. The Moving Allowance shall be credited against the second monthly installment of Base Rent to be paid by Tenant after the expiration of the period where Landlord waives Base Rent set forth in Section 3(i) herein. This section of the Lease shall not apply with respect to moving expenses incurred in the event that Tenant exercises its right to lease RFO Premises as provided in
Section 38 hereof.

40.      EXHIBITS

                  Exhibits A through D are attached hereto and are made a part of this Lease.

                  IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

WITNESS:                                  CORPORATE WOODS ASSOCIATES



/s/                                       By: /s/
-----------------------------------           -------------------------------
                                                                   Landlord

                                          Its GENERAL PARTNER


WITNESS:                                  GORDON S. BLACK CORPORATION



/s/                                       By: /s/
-----------------------------------           -------------------------------
                                                                   Landlord

                                          Its Treasurer and Secretary
                                              -------------------------------

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PROPERTY

ALL THAT TRACT OR PARCEL OF LAND, situate in part of Town of Brighton, County of Monroe, State of New York more particularly described as follows:

Beginning at a point, said point being the following courses and distances from the intersection of the south line of Interstate 390 and the west right-of-way line of East Henrietta Road; N 36(degree)-31'--ll" W A distance of 88/04 feet; N 74(degree)-55'-26" W a distance of 284.81 feet; N 58(DEGREE)- 44'-36" W a distance of 56.64 feet to the point and place of beginning.

Thence, 1-S 15(degree)-04'-34" W a distance of 317.18 feet to a point,

Thence, 2-S 87(degree)-18'--27" W a distance of 299.17 feet to a point of curvature,

Thence, 3-Northwesterly along a curve having a radius of 210.00 a distance of
166.77 feet to a point of tangency,

Thence, 4-N 47(degree)-11'-33" W a distance of 265.96 feet to a point,

Thence, 5-S 87(degree)-l8'-27" E a distance of 116.25 feet to a point,

Thence, 6-N 02(degree)-41'--33" W a distance of 180.00 feet to a point,

Thence, 7-N 87(degree)-18'--27" E a distance of 422.14 feet to a point in THE south line of Interstate 390,

Thence, 8-S 58(degree)-44'-36" E a distance of 233.60 feet to a point and PLACE of beginning,

Intending to describe a parcel of land containing 5.42 acres and being Lot B of the subdivision map of Corporate Woods filed in the Monroe County Clerk's Office in Liber 236 of Maps, page 12.

                                   EXHIBIT "A"
                                     (cont.)

                                   FLOOR PLANS

                                First Floor Plan
                                    Bldg. 135
                                 Corporate Woods

                                Second Floor Plan
                                    Bldg. 135
                                 Corporate Woods

                                    SITE PLAN

                           CORPORATE WOODS OF BRIGHTON

                                   EXHIBIT "B"

                             BUILDING STANDARD WORK

The items detailed herein are set forth for the purpose of serving as the minimum standards for the Leasehold Improvements (as defined in the Lease) and the ratios and square footage allocations set forth herein are not intended to be binding but instead are to serve as guidelines.

A.       LOBBY WALLS AND CORE WALLS

         1.       FINISH

                  The exposed surfaces are to receive a wall covering finish. The atrium lobby will have 9 skylights, oak railings and granite floors or equal. The second and third floor lobbies will have laminated glass set in solid oak frames.

         2.       DOORS-FRAMES

                  Solid core doors with oak veneer, 3' x 8' x 1 3/4" in dimension, will be installed in oak frames, except building stairwell doors which shall be installed in hollow metal frames.

         3.       HARDWARE

                  Each swing door shall be provided with a minimum of one and one-half pairs of butts, a latch set, or lockset where required. A surface mounted door closer will be provided at such additional locations as may be required by the local code. All hardware shall be Schlage (or equal).

         4.       ELEVATORS

                  Both elevators will have brushed bronze trim and doors with a natural oak formica interior, bronzed mirror ceilings and recessed lights. One elevator will have a service door with a baked enamel finish and trim facing the west side entrance way to the Building. Ceilings in front of the elevators on all three floors will be mirrored bronze material.

B.       PARTITIONS AND DOORS

         1.       PARTITIONS SEPARATING PREMISES (DEMISING & CORRIDOR)

                  a. PARTITIONS

                  Partitions separating premises shall be constructed of metal studs with one layer of 1/2" gypsum board on each side and one layer of 1/2" sound board on one side, with each layer of the gypsum board extending to the underside of the floor construction above. The wall cavity will be filled with 3 1/2" fiberglass sound batt insulation.

                  b. TENANT ENTRANCE DOOR

                  All doors shall have oak door frames and casings. The 8'0" height doors shall be solid core oak and shall be provided with two pairs of butts, a lockset, and a doorstop where required. A door closer will be provided for the principal entrance to the premises and at such additional locations as may be required by the local code. The locksets provided at the entrance will be master keyed to building standard and shall be Schlage or equal. Additionally, Landlord shall install a 2'6" x 8'0" glass sidelite with laminated safety glass next to the entrance door.

                  c. SECONDARY EGRESS DOOR

                  Secondary egress doors shall be provided as required by the local code. The 8'0" height doors shall be solid core oak doors set in oak frames. Hardware shall be Schlage or equal.

         2.       PARTITIONS SEPARATING OFFICE WITHIN PREMISES

                  a. PARTITIONS

                  These partitions shall be constructed of metal studs with one layer of 1/2" gypsum board on each side extending to the ceiling.

                  b. SOUND REDUCTION

                  Landlord can, at Tenant's expense, install sound reduction material consisting of one layer of 1/2" sound deadening board and, in the wall cavity, 3 1/2" fiberglass sound batt insulation.

                  c. DOORS WITHIN PREMISES

                  Swing doors shall have solid oak door frames. Each 8'0" height door shall be solid core with oak veneer and shall be provided with one and one-half pairs of butts, a latch set, and a doorstop where required. All hardware shall be Schlage or equal. The number of doors shall not exceed one door for each 250 square feet of total usable area.

         3.       STANDARD QUANTITY OF PARTITIONS

                  Total lineal footage of partitions shall not exceed one lineal foot for each 15 square feet of Total Usable Area.

         4.       FLOORING AND WALL BASE

                  a. Tenant shall choose a carpet and/or a resilient vinyl tile (where required) from Landlord's selection. The Landlord shall, at his expense, install the selected carpet and/or resilient vinyl tile where designated by Tenant's contract documents.

                  b. WALL BASE VINYL

                  The Landlord shall install a 4" vinyl wall base where designated by the Tenant's contract documents. The Landlord's architect shall assist, select and/or approve material. Provide vinyl wall base in "roll" quantity.

C.   CEILINGS

     1. Mechanically suspended acoustic tile ceilings shall be mineral fiber, Class "A" (non--combustible), 2' by 2' fissure--pattern, sound absorbent.

     2. The Building will be fully sprinklered and sprinkler heads will be flush mounted in all finished office spaces.

D.   LIGHTING

     1. Recessed fluorescent lighting fixtures with parabolic lens (2' x 4') with three (3) 34 watt rapid start tubes shall be installed by Landlord. One such fixture shall be installed per 100 square feet (average) of Total Usable Area. Where required by design conditions, smaller recessed fluorescent fixtures may be substituted at Landlord's option.

     2. Miscellaneous fixtures, fluorescent and/or incandescent, shall be installed in mechanical spaces, toilet areas, stairwell and utility areas to conform to building operation requirements and existing codes.

     3. Wall switches of the single pole, quiet type, to the extent of one switch for each ten lighting fixtures averaged, shall be installed by the Landlord. Each private office shall have one wall switch.

E.   ELECTRICAL AND TELEPHONE

     1. Duplex wall, base and floor receptacles (llOv non-dedicated) shall be installed by the Landlord. The Landlord will provide such receptacles at a ratio not to exceed one (1) per 125 square feet of Total Usable Area. Floor mounted receptacles shall not exceed 10% of the total number of allowed receptacles.

     2. Power wiring circuits, including terminal device (277 Volt, 3 Phase, grounded) shall be made available to Tenant as may be agreed between the parties in connection with Tenant equipment at the rate of one per 6,000 square feet of Total Usable Area.

     3. Installation and expense of the wiring by the telephone company is the responsibility of the Tenant and shall conform to the National Electrical Code (Article 800, Paragraph 3, Section D).

F.   PLUMBING

     Wet stacks are available on the typical office floor containing cold and hot water, waste and vents. Tenant equipment can be connected at these points by the Landlord at the Tenant's expense. This would encompass such items as private restrooms, wet bars, showers and kitchens.

G.   PAINTING AND WALL COVERING

     1. All wall surfaces shall receive a finish coat of building standard flat oil off--white paint over one prime coat, or equal. Oak doors, frames and casings shall have a natural finish of one coat of sealer and one coat of varnish. Metal frames shall be finish coated with two coats of semi--gloss enamel.

     2. Where the Tenant desires wall covering, the Landlord shall initially prepare walls to receive wall covering as designated by the Tenant. Such wall covering shall be furnished and installed at the Tenant's expense unless otherwise noted as agreed to between the respective parties. Wall covering shall be subject to the Landlord's approval prior to installation.

     3. Public areas, corridors and lobbies on multi--tenant floors shall be finished in accordance with the Landlord's Architect's finish schedule.

H.   SUN--CONTROl

     The Landlord shall install building standard metal horizontal blinds to be Levelor or equal.

I.   MECHANICAL

     The Landlord shall install supply air ceiling diffusers to the extent of one (1) diffuser per every 200 square feet of Total Usable Area.

J.   HEATING AND AIR CONDITIONING SYSTEMS

     1. The heating and air conditioning systems shall be designed to maintain interior temperatures for the comfortable use and occupancy of the space during business hours.

     2. Heating and cooling provided by decentralized electrohydronic water source heat pumps with one unit per 1500 square feet (average) of Total Usable Area.

     3. The heat pump units are individually thermostatically controlled and are operable at any time of the day.

     4. Any supplemental or additional heating and thermostatic and/or air conditioning systems required by the Tenant shall be at the expense of the Tenant and only with the approval of the Landlord.

K.   SECURITY SYSTEM

     1. A security subsystem will be installed which shall include one sub--zone control panel (key pad) located at Tenant's primary entrance and two passive infrared beams (heat sensors) fire horn and smoke alarm.

     2. If Tenant desires, and with Landlord's approval, additional sub-zone control panels, passive infrared beams and other security features may be installed in Tenant's suite at Tenant's sole expense.

L.   OTHER

     Any and all other materials in excess of either the quantity or quality of Landlord's "Building Standard" shall be installed by Landlord, subject to its prior approval, at Tenant's expense.

                                   EXHIBIT "C"

                                CLEANING SCHEDULE

NIGHTLY - GENERAL:

          1.   Empty ashtrays and pick up paper.

          2.   Clean all drinking fountains.

          3.   High traffic carpeted areas vacuum cleaned.

          4.   Floors, other than carpet, swept.

          5.   Empty waste baskets and dust furniture.

          6.   Clean floors, main lobby and public corridor.

          7.   Freshen all public corridor and lobby sand urns.

          8.   Clean interior of all elevator cabs including floor.

          9.   Clean exterior of main lobby hatch doors (elevators).

          10.  Clean main lobby doors.

          11.  Sweep sidewalks.

NIGHTLY -- LAVATORIES:

          1.   All flooring washed nightly.

          2. All mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges washed and polished nightly.

          3. All basins, bowls, urinals and toilet lids (both sides) washed nightly.

          4. All partitions, tile walls, dispensers and receptacles dusted nightly.

          5. Paper towel and sanitary disposal receptacles emptied and cleaned nightly.

          6.   Dispensers filled with supplies.

WEEKLY:

          1.   All carpeted areas vacuum cleaned.


AT REGULAR INTERVALS:

          1.   Wash all toilet walls.

          2.   Dust A/C wall and ceiling grills, wall hangings.

          3.   Clean exterior windows, inside and out.

                                   EXHIBIT "D"

                                   FLOOR PLAN

                              RIGHT OF FIRST OFFER

                               [GRAPHIC OMITTED]

                                 LEASE AMENDMENT

       LEASE AMENDMENT, dated March 11, 1993, (the "Amendment) by and between CORPORATE WOODS ASSOCIATES (the "Landlord") and GORDON S. BLACK
CORPORATION ("Tenant").

                                   WITNESSETH

       WHEREAS, the Tenant leased approximately 26,080 square feet located on the first and second floors (the "Premises") of the building known as 135 Corporate Woods of Brighton, Town of Brighton, County of Monroe, State of New York pursuant to a lease dated April 12, 1991, (the "Lease"); and

       WHEREAS, Landlord and Tenant now mutually desire to amend the Lease as herein set forth and are executing and delivering this Amendment for that purpose.

       NOW, THEREFORE, the parties hereto, in consideration of the covenants, agreements and terms, provisions, stipulations and conditions therein, contained, hereby amend the Lease in the following respects, and only in the following respects.

       1. Section 3 (c) REAL PROPERTY TAXES of the Lease is hereby modified and amended as follows:

             "Tenant shall pay to Landlord each year, as Additional Rent, a sum equal to the amount by which the real estate taxes and other assessments (collectively the "Real Property Taxes" as below defined) allocable to and levied against the Premises during such year exceed the sum of FORTY THREE THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($43,500.00)..."

       2. DEFINITIONS All terms defined in the Lease and used but not defined herein shall have the meaning set forth in the Lease.

       3. APPLICABILITY OF AMENDMENT As amended hereby, the Lease shall continue unamended and in full force and effect. In the event of a conflict between the provisions of this Amendment and the Lease, the provisions of this Amendment shall control.

                                      --2--


       IN WITNESS WHEREOF, the Landlord and the Tenant have respectively signed this Amendment as of the day and year first above written.


Witness                        GORDON S. BLACK CORPORATION


_______________________        By:______________________________

                               Its:_____________________________


Witness                        CORPORATE WOODS ASSOCIATES


_______________________        By:______________________________
                                    Stephen D. Natapow
                               Its: Partner

                             SECOND LEASE AMENDMENT

      SECOND LEASE AMENDMENT, dated January 1, 1996, (the "Second Amendment") by and between CORPORATE WOODS ASSOCIATES, LLC (the "Landlord") and GORDON S. BLACK CORPORATION, (the "Tenant").

                                   WITNESSETH

      WHEREAS, the Tenant leased approximately 26,080 square feet located on the first and second floors (the "Premises") of the building known as 135 Corporate Woods of Brighton, Town of Brighton, County of Monroe, State of New York pursuant to a tease dated April 12, 1991 and subsequent Lease Amendment dated March 11, 1993 (collectively the "Lease");

      WHEREAS, Tenant shall hire and lease from Landlord an additional 1,560 square feet of Total Usable Area (the "Expansion Premises") located on the first floor of the Building whereby revising the total leased premises to 27,640 square feet. Further, Landlord shall amend the term of the original lease to expire December 31, 1995 and simultaneously enter into a new lease term for seven (7) years, six (6) months commencing January 1,1996.

      WHEREAS, Landlord and Tenant now mutually desire to amend the Lease as herein set forth and are executing and delivering this Amendment for that purpose.

      NOW, THEREFORE, the parties hereto, in consideration of the covenants, agreements and terms, provisions, stipulations and conditions therein contained, hereby amend the Lease in the following respects, and only in the following respects.

      1. The "Witnesseth" section of the Lease is hereby amended in relevant part only as follows:

            "Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord, that certain space consisting of approximately 27,640 square feet of Total Usable Area, located on the first and second floors (the "Premises") of the building (the "Building"), Suite 150 and 200, known as Building 135 Corporate Woods of Brighton, Town Of Brighton ..."

      2. Section 1(a) Date of commencement of the Lease is amended where applicable to reflect the term for this Amendment to read as follows:

            "...the term of this Amendment shall commence on January 1,1996 (the "commencement Date"), however, Tenant shall not be required to remit monthly Base Rent or Additional Rent for the Expansion Area comprised of approximately 1,560 square feet of Total Usable Area until the date on which Landlord has substantially completed with respect to the Expansion Premises, all Building Standard Work applicable to that area, subject only to punchlist items and non-building standard work, if any to be performed by Tenant. The term as so commenced shall end at midnight on June 30, 2003.

            Landlord shall notify Tenant, in writing, at least two (2) weeks prior to that date on which substantial completion shall occur of the Expansion Premises and Tenant shall begin remitting monthly Base Rent payments as detailed in Section 4 herein."

      3. Section 1(b) is hereby modified in relevant part only to reflect that the required plans and specifications shall be submitted to the Landlord in a timely manner, but no later than March 15, 1996.

      4. The Annual Base Rent as detailed in Section 3(a) Base Rent is hereby deleted in relevant part only and replaced with the following Base Rent pertinent to this Amendment:

            Period                  Annual                  Monthly
            ------                  ------                  -------
      1/1/96 - 12/31/96*                                    $ 37,429.16
      1/1/97 - 12/31/97             $457,441.92             $ 38,120.16
      1/1/98 - 12/31/98             $465,733.92             $ 38,811.16
      1/1/99 - 12/31/99             $476,790.00             $ 39,732.50
      1/1/00 - 12/31/00             $487,845.96             $ 40,653.83
      1/1/01 - 12/31/01             $498,901.92             $ 41,575.16
      1/1/02 - 12/31/02             $509,958.00             $ 42,496.50
      1/1/03 - 6/30/03                    ---               $ 43,417.83

      * Landlord and Tenant agree that Landlord shall abate payment of the Monthly Base Rent due for the Expansion Premises only until Landlord has substantially completed those leasehold improvements at which time Tenant shall begin remitting the applicable monthly Base Rent payments. Tenant shall remit monthly Base Rent payments for the Existing Premises commencing January 1, 1996.

      5. Section 3(b) Annual Increase In Base Rent is deleted in its entirety.

      6. Section 3(c) Real Property Taxes is hereby amended in relevant part only adjusting Tenant's Base Expense Stop to $69,100.00.

      7. Section 3(d) Tenant's Share of Real Property Taxes is hereby amended to adjust Tenant's Pro-Rata Share to 46.067% to reflect the Expansion Premises.

      8. Section 3(i) Waiver of Base Rent is hereby deleted in its entirety.

      9. The first paragraph of Section 4 of the Lease Leasehold Improvements is hereby deleted and replaced with the following:

            "Except as Otherwise provided herein, Landlord covenants and agrees to provide certain leasehold improvements in the Expansion Premises only, at Tenant's expense, in accordance with the final Plans and Specifications and finish schedules (collectively the "Leasehold Improvements"). Landlord agrees to provide Tenant an allowance ("Landlord's Allowance") for the Leasehold Improvements (except as otherwise set forth herein) which Landlord's Allowance shall not exceed $20.00 per square feet of the Expansion Premises or $31,200.00. The quality of all Leasehold Improvements shall equal or exceed the standards set forth as Building Standard Work on Exhibit "B" of the Lease... In the event that the cost of the Leasehold Improvements does not equal the amount of Landlord's Allowance set forth herein, Tenant may use any remaining portion of the Allowance toward leasehold improvements within the Existing Premises or apply the credit toward monthly Base Rent due the Landlord. Tenant shall notify Landlord, in writing, as to how the credit, if any, shall be applied. If the total cost of the Leasehold Improvements exceeds Landlord's Allowance as above stated, Tenant shall, upon receipt of Landlord's notice and invoice, reimburse Landlord in full for the excess cost differential within thirty (30) days of receipt thereof. With respect to any Leasehold Improvement requested by Tenant to be performed on the second floor of the Premises, Landlord shall perform such work at Tenant's sole cost and expense, however, any excess credit to the Expansion Premises may be applied to Landlord's cost therein."

      10. Section 5(c) of the Lease Cleaning is hereby amended in relevant part only to change the estimate from "$.80" per square foot of Total Usable Area to "$.85" per square foot of Total Usable Area.

      11. Section 5(f) of the Lease Electric Energy is hereby amended in relevant part only to change the estimate from "$1.00" per square foot of Total Usable Area to "$2.25" per square foot of Total Usable Area based on Tenant's history of actual consumption.

      12. Section 5(k) of the Lease lnterruptions in Service is modified as follows:

            "...or by reason of operation of law, or other causes beyond the reasonable control of Landlord, however, Landlord shall exercise reasonable diligence in causing the services to be restored. No such interruption of service..."

      13. The second paragraph of Section 6 of the Lease Waiver of Certain Claims is hereby deleted in its entirety and replaced with the following:

            "If any property damage results from any act or neglect of Tenant or Landlord, either party may, at its option, after written notice to the other (except in the case of an emergency where no notice is necessary), repair such damage and the other party shall thereupon pay to the other so much of the total cost of such repair or replacement as it is not covered or paid to the other under their respective insurance policies, including the amount of any deductible, as well as so much of the total cost of such repair as exceeds any insurance proceeds either party receives in respect of such damage".

      14. Section 8 of the Lease Holding Over is hereby deleted in its entirety and replaced with the following:

            "If Tenant fails to vacate the Premises at the expiration of this Lease or any extension period thereof, if extended, then Tenant shall pay Landlord Base Rent at double the monthly rate specified herein for the time Tenant thus remains in possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right or remedy of Landlord hereunder".

      15. The first paragraph of Section 12 Of the tease Repairs is hereby modified as follows:

            "...shall keep in repair and maintain the exterior of the Building and its structural components, such as the electrical, heating...."

            The following language is hereby added to the end of the last paragraph of Section 12 Of the Lease Repairs as follows:

            ..."The landlord shall be responsible for complying with all laws to the extent they relate to structural components including those items as detailed in this Section 12."

      16. The third line of Section 13(a) of the Lease Destruction of Premises is hereby modified as follows:

            "damage by fire or other causes, the damage shall be repaired promptly..."

      17. The second paragraph only of Section 16(e) of the Lease Damages and Acceleration is hereby deleted in its entirety.

      18. Section 36 Extension of Term shall remain as stated therein.

      19. Sections 37, 38 and 39 Use of Conference Facility. Right of First Offer and Moving Allowances are hereby deleted in their entirety.

      20. Definitions All terms defined in the tease and used but not defined have the meaning set forth in the Lease.

      21. Applicability of Amendment As amended hereby, the Lease shall continue unamended and in full force and effect. In the event of a conflict between the provisions of this Second Amendment and the Lease, the provisions of this Amendment shall control.

      IN WITNESS WHEREOF, the Landlord and the Tenant have respectively signed this Amendment as of the day and year first above written.

                               GORDON S. BLACK CORPORATION


Witness________________        By:______________________________

                               Its:_____________________________


                               CORPORATE WOODS ASSOCIATES, LLC


Witness________________        By:______________________________

                               Its:_____________________________

                              THIRD LEASE AMENDMENT

      THIRD LEASE AMENDMENT, dated January 6,1999, (the "Third Amendment") by and between CORPORATE WOODS ASSOCIATES, LLC (the "Landlord") and GORDON S. BLACK CORPORATION (the "Tenant").

                                   WITNESSETH

      WHEREAS, Tenant leased approximately 27,640 square feet located on the first and second floors (the "Premises") of the building known as 135 Corporate Woods of Brighton, Town of Brighton, County of Monroe, State Of New York pursuant to a Lease dated April 12, 1991 and subsequent Lease Amendments dated March 11, 1993 and January 1,1996, (collectively the "Lease");

      WHEREAS, effective upon the termination of the Sublease Agreement between Tenant and Marsh Capital Management, Inc., Tenant shall hire and direct lease from Landlord an additional 3,022 square feet of Total Usable Area (the "Second Expansion Premises") located on the first floor of the Building whereby revising the total leased premises to 30,662 square feet.

      WHEREAS, Landlord and Tenant now mutually desire to amend the Lease as herein set forth and are executing and delivering this Amendment for that purpose.

      NOW, THEREFORE, the parties hereto, in consideration of the covenants, agreements and terms, provisions, stipulations and conditions therein contained, hereby amend the Lease in the following respects, and only in the following respects.

      1. The "Witnesseth" section of the Lease is hereby amended in relevant part only as follows:

      "Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord that certain space consisting of approximately 30,662 square feet of Total Useable Area, located on the first and second floors (the "Premises") of the Building (the "Building"), Suite 150, 160 and 200, known as Building 135 Corporate Woods of Brighton, Town of Brighton..."

      2. Section 1(a) Date of Commencement of the Lease is deleted in its entirety and replaced with the following:

      "...the term of this Third Amendment shall commence on February 1, 1999 (the "Second Expansion Premises Commencement Date"). The term as so commenced shall end at midnight on June 30, 2003."

      3. Sections 1(b), 1(c), 1(d) and 1(e) are hereby deleted for purposes of this Third Amendment.

      4. The Annual Base Rent as detailed in section 3(a) Base Rent is hereby deleted in relevant part only and replaced with the following Base Rent pertinent to this Third Amendment:

      Period                  Annually                Monthly
      ------                  --------                -------

2/1/99 - 12/31/99               -----                 $44,076.63
1/1/00 - 12/31/00             $541,184.30             $45,098.70
1/1/01 - 12/31/01             $553,449.10             $46,120.76
1/1/02 - 12/31/02             $565,713.90             $47,142.83
1/1/03 - 6/30/03                -----                 $48,164.90

      5. Section 3(c) Real Property Taxes is hereby amended in relevant part only adjusting Tenant's Base Expense Stop to $74,388.50.

      6. Section 3(d) Tenant's Share Of Real Property Taxes is hereby amended to adjust Tenant's Pro-Rata Share to 51.107%.

      7. For purposes of this Third Lease Amendment, the first paragraph of
Section 4 Leasehold lmprovements is hereby deleted in its entirety and replaced with the following:

      "Tenant shall accept the Second Expansion Premises in its "as is" condition".

      8. Section 5(c) Cleaning of the Lease is hereby modified in relevant part to reflect $.95 per square foot, plus any additional services requested by Tenant over and above the Landlord's Cleaning Schedule attached as Exhibit "C" of the Lease.

      9. Further, by virtue Of Tenant's execution of this Third Lease Amendment, Tenant hereby confirms to Landlord that Tenant is exercising its option to extend the term of the Temporary Lease dated July 31, 1998, for Tenant's leased Premises consisting of 5,386 square feet of space located in Building 175 Corporate Woods for one (1) additional six (6) month term, thus, the term for said Temporary Space shall expire July 31, 1999.

      10. Definitions All terms defined in the Lease and used but not defined herein shall have the meaning set forth in the Lease.

      11. Applicability of Amendment As amended hereby, the Lease shall continue unamended and in full force and effect. In the event of a conflict between the provisions of this Third Amendment and the Lease, the provisions of this Amendment shall control.

      IN WITNESS WHEREOF, the Landlord and the Tenant have respectively signed this Amendment as of the day and year first above written.


                                    GORDON S. BLACK CORPORATION


Witness _______________________     By:   _______________________________

                                    Its:  _______________________________


                                    CORPORATE WOODS ASSOCIATES, LLC


Witness _______________________     By:   _______________________________
                                          Stephen D. Natapow
                                    Its:  Member

                                                                             V-C

                             FOURTH LEASE AMENDMENT

      FOURTH LEASE AMENDMENT, dated July 27, 1999, (the "Fourth Amendment") by and between CORPORATE WOODS ASSOCIATES, LLC (the "Landlord") and GORDON S. BLACK CORPORATION (the "Tenant").

                                   WITNESSETH

      WHEREAS, Tenant leased approximately 30,662 square feet located on the first and second floors (the "Premises") of the building known as 135 Corporate Woods of Brighton, Town of Brighton, County of Monroe, State of New York pursuant to a Lease dated April 12, 1991 and subsequent Lease Amendment dated March 11, 1993, January 1, 1996, and January 6, 1999 (collectively the "Lease");

      WHEREAS, Tenant shall hire and lease from Landlord an additional 23,033 square feet of Total Rentable Area (the "Third Expansion Premises") located on the first and second floors of the Building known as 60 Corporate Woods, hereby revising the total combined leased premises in both Buildings 60 and 135 Corporate Woods to 53,695 square feet.

      WHEREAS, Landlord and Tenant now mutually desire to amend the Lease as herein set forth and are executing and delivering this Amendment for that purpose. The terms and conditions contained herein shall be applicable to Tenant's Leased Premises at 60 Corporate Woods in addition to those pertaining to Tenants Leased Premises in 135 Corporate Woods.

      NOW, THEREFORE, the parties hereto, in consideration of the covenant, agreements and terms, provisions, stipulations and conditions therein contained, hereby amend the Lease in the following respects, and only in the following respects.

      1. The "Witnesseth" section of the Lease is hereby amended in relevant part only as follows:

            "In addition to Tenant's leased Premises in Building 135 Corporate Woods, Landlord hereby leases unto Tenant and Tenant hereby accepts from Landlord that certain space consisting of approximately 23,033 square feet of Total Rentable Area, located on the first and second floors (the "Premises) of the Building (the "Building") Suite 200 known as Building 60 Corporate Woods of Brighton, Town Of

            Brighton..."

      2. Section 1(a) Date of Commencement of the Lease is hereby modified to include the following:

            "The term of this Fourth Amendment shall commence on August 1, 1999 (the "Third Expansion Premises Commencement Date"). The term as so commenced shall end at midnight on June 30, 2003."

      3. Commencing December 1, 1999, and continuing each month thereafter, the Annual Base Rent as outlined in section 3(a) Base Rent is hereby modified as follows to include the Base Rent due for Tenant's leased Premises at Building 60 Corporate Woods:

                  Period            Annually          Monthly
                  ------            --------          -------
            12/1/99 - 6/30/01       $368,528.04       $30,710.67
            7/1/01 - 6/30/03        $380,044.56       $31,670.38

      4. Section 3(c) Real Property Taxes is hereby amended in relevant part to reflect Tenant's Base Expense Stop for Building 60 shall be the 2000 Town & County Taxes and the 1999/2000 School Taxes applicable to the Building.

      5. Section 3(d) Tenant's Share of Real Property Taxes is hereby amended to reflect Tenant's Pro-Rata Share of Building 60 to be 38.4%.

      6. For purposes of this Fourth Lease Amendment, the first paragraph of
Section 4 Leasehold Improvements is hereby defined as follows:

            "Tenant shall accept the Third Expansion Premises in its "as is" condition, however, Landlord shall, at its expense, remove all existing carpeting in the first floor reception area and on the entire second floor.

            Any and all work as requested by Tenant shall be performed by Landlord at Tenant's sole cost and expense. Landlord and Tenant hereby agree that any and all such unit pricing relative to the Third Expansion Premises Leasehold Improvements provided by Landlord to Tenant shall be adjusted to reflect a 15% construction management fee instead of the customary 20% fee.

            Tenant shall have the option to amortize any and all leasehold improvement costs relative to work performed at

            Building 60 over the term of this Fourth Lease Amendment at an interest rate of 10% per annum. Should Tenant elect to exercise this option, Landlord and Tenant shall enter into an agreement outlining applicable monthly amortization costs due the Landlord."

      7. Commencing October 1, 1999, Section 5(c) Cleaning of the Lease is hereby modified in relevant part to reflect $1.00 per square foot of Total Rentable Area for cleaning Tenant's leased Premise in 60 Corporate Woods in accordance Landlord's Cleaning Schedule attached as Exhibit "C" of the Lease.

      8. Commencing October 1,1999, all applicable terms and conditions pertaining to Section 5(f) Electric Energy of the Lease are hereby deemed to be applicable to Tenant's leased Premises in 60 Corporate Woods.

      9. Section 40 Exclusive Right to Lease is hereby added to and shall become part of the Lease as herein provided:

            "Tenant warrants that, in the event its firm is listed on a stock exchange as a publicly traded company prior to October 31, 1999, commencing November 1, 1999, Tenant shall lease from Landlord approximately 10,000 square feet of Total Rentable Area located on the north side of the first floor of Building 60 as more particularly shown on Exhibit "A-I" attached hereto. All terms and conditions for this additional space shall be those same terms and conditions contained herein. Landlord and Tenant hereby agree to enter into an agreement outlining applicable terms and conditions relative to this provision."

      10. Section 41 Right Of First Offer is hereby added to and shall become part of this Fourth Lease Amendment as follows:

            Any time prior to June 30, 2001, Tenant shall have a right of first offer to lease any remaining space located on the first floor of the Building, as more particularly shown on Exhibit "A-I" attached hereto (the "RFO Premises") upon the terms and conditions hereafter set forth:

            (a) Exercise of Right to Lease RFO Premises. Landlord shall give Tenant written notice ("Landlord's Notice", more particularly described below) that Landlord intends to offer the RFO Premises for lease.

            (b) Landlord's Notice. Landlord's Notice shall set forth the Base Rent applicable to such RF0 Premises, Tenant's new Pro Rata Share (including the Premises and RFO Premises based on the formula set forth in Section 3(d) of the Lease, the Commencement Date for the RFO Premises and the Expiration Date for the RFO Premises. Tenant shall have the right, exercisable upon written notice given to Landlord within ten (10) days after the giving of Landlord's Notice, to lease the RFO Premises. If Tenant fails to give such notice in the time period set forth herein, Tenant shall have no further right to lease the RFO Premises pursuant to this Section 41. Upon the timely giving of such notice, Landlord shall lease the RFO Premises upon all of the terms and conditions of this Lease except as hereinafter set forth.

            (c) Lease Provisions Applying to RFO Premises. The leasing to Tenant of the RFO Premises shall be at the same cost per square foot and upon all of the terms and conditions of this Lease unless stated otherwise in Landlord's Notice and except that the RFO Premises shall be delivered by Landlord and accepted by Tenant in its "as is" condition.

            (d) Tenant Default. lf Tenant is in default under this Lease on the date written notice is given to Tenant by Landlord or at any time thereafter prior to the date the RFO Premises is occupied by Tenant, then, at Landlord's option, Tenant's rights pursuant to this Section shall lapse and be of no further force or effect.

            (e) Execution of Lease Amendments. Notwithstanding the fact that Tenant's exercise of the above-described right of first offer to lease RFO Premises shall be self-executing, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the RFO Premises as well as any modifications of the provisions of the Lease as shall be necessary to properly include the RFO Premises within the terms and conditions of this Lease."

      11. Further, by virtue of Tenant's execution of this Fourth Lease Amendment, Tenant hereby confirms to Landlord that Tenant is exercising its option to extend the term of the Temporary Lease dated July 31, 1998, for Tenant's leased Premises consisting of 5,386 square feet of space located in Building 175 Corporate Woods for one (1) additional one (1) month term, thus, the term for said Temporary Space shall expire August 31, 1999.

      12. Definitions All terms defined in the Lease and used but not defined herein shall have the meaning set forth in the Lease.

      13. Applicability of Amendment As amended hereby, the Lease shall continue unamended and in full force and effect and all terms and conditions of said lease not specifically addressed herein shall be binding and applicable to Tenant's leased Premises at both 60, 135 and 175 Corporate Woods, as the case may be. In the event of a conflict between the provisions of this Fourth Amendment and the Lease, the provisions of this Amendment shall control.

      IN WITNESS WHEREOF, the Landlord and the Tenant have respectively signed this Amendment as of the day and year first above written.

                               GORDON S. BLACK CORPORATION


Witness________________        By:______________________________

                               Its:_____________________________


                               CORPORATE WOODS ASSOCIATES, LLC


Witness________________        By:______________________________

                               Its:_____________________________